                                      EXHIBIT A









              ---------------------------------------------------------

                                PLAN OF REORGANIZATION
                                         AND
                                 AGREEMENT OF MERGER

              ---------------------------------------------------------












                                OAK TECHNOLOGY, INC.,
                                  PIXEL MAGIC, INC.
                         XEROGRAPHIC LASER IMAGES CORPORATION
                                         AND
                             OTI ACQUISITION CORPORATION





                                   JANUARY 29, 1998



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                                TABLE OF CONTENTS
                                -----------------

SECTION NO.                                                             PAGE NO.
-----------                                                             --------


1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.1    "Allen". . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.2    "Base Amount". . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.4    "Certificates" . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.5    "Class A Warrants" . . . . . . . . . . . . . . . . . . . . . . .   2
     1.6    "Closing Balance Sheet". . . . . . . . . . . . . . . . . . . . .   2
     1.7    "COBRA". . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.8    "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.9    "Consideration". . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.10   "Contingent Cash". . . . . . . . . . . . . . . . . . . . . . . .   2
     1.11   "Contingent Cash Adjustment" . . . . . . . . . . . . . . . . . .   2
     1.12   "D'Amelio" . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.13   "Digital Modulator Feature IC" . . . . . . . . . . . . . . . . .   2
     1.14   "Dissenting Stockholder" . . . . . . . . . . . . . . . . . . . .   2
     1.15   "Effective Date" . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.16   "Effective Time" . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.17   "Employment Agreements". . . . . . . . . . . . . . . . . . . . .   3
     1.18   "End User" . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.19   "ERISA". . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.20   "Escrow Agent" . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.21   "Escrow Agreement" . . . . . . . . . . . . . . . . . . . . . . .   3
     1.22   "Exchange Act" . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.23   "Exchange Agent" . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.24   "Exchange Agreement" . . . . . . . . . . . . . . . . . . . . . .   3
     1.25   "Existing Carley Agreement". . . . . . . . . . . . . . . . . . .   3
     1.26   "Gross XLI Product Revenue". . . . . . . . . . . . . . . . . . .   3
     1.27   "Indemnifying Stockholders". . . . . . . . . . . . . . . . . . .   3
     1.28   "Initial Distribution Amount". . . . . . . . . . . . . . . . . .   3
     1.29   "IPO Warrants" . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.30   "Irrevocable Proxy". . . . . . . . . . . . . . . . . . . . . . .   3
     1.31   "Loss" or "Losses" . . . . . . . . . . . . . . . . . . . . . . .   3
     1.32   "Merger" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.33   "Merger Cash". . . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.34   "Multiple Feature IC". . . . . . . . . . . . . . . . . . . . . .   4
     1.35   "Net Deficit". . . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.36   "Oak SEC Reports". . . . . . . . . . . . . . . . . . . . . . . .   4
     1.37   "Oak Subsidiaries" . . . . . . . . . . . . . . . . . . . . . . .   4
     1.38   "OEM". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.39   "Party Stockholders" . . . . . . . . . . . . . . . . . . . . . .   4
     1.40   "Permitted XLI Contact". . . . . . . . . . . . . . . . . . . . .   4
     1.41   "Pixel ASIC" . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.42   "Post-Closing Audit" . . . . . . . . . . . . . . . . . . . . . .   4
     1.43   "Private 1995 Warrants". . . . . . . . . . . . . . . . . . . . .   4
     1.44   "Private 1996 Warrants". . . . . . . . . . . . . . . . . . . . .   4
     1.45   "Private Warrants" . . . . . . . . . . . . . . . . . . . . . . .   4
     1.46   "Related Party". . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.47   "Representative's Warrant" . . . . . . . . . . . . . . . . . . .   4
     1.48   "SEC". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.49   "Securities Act" . . . . . . . . . . . . . . . . . . . . . . . .   4

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SECTION NO.                                                             PAGE NO.
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     1.50   "Statutory Certificate of Merger". . . . . . . . . . . . . . . .   5
     1.51   "Stockholder Representatives". . . . . . . . . . . . . . . . . .   5
     1.52   "Sub Stock". . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     1.53   "Super Chip" . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     1.54   "Superior XLI Proposal". . . . . . . . . . . . . . . . . . . . .   5
     1.55   "Technology License and Supply Agreement". . . . . . . . . . . .   5
     1.56   "Termination Fee". . . . . . . . . . . . . . . . . . . . . . . .   5
     1.57   "Threshold Amount" . . . . . . . . . . . . . . . . . . . . . . .   5
     1.58   "Underwriter". . . . . . . . . . . . . . . . . . . . . . . . . .   5
     1.59   "Underwriter's Warrant". . . . . . . . . . . . . . . . . . . . .   5
     1.60   "Unexpired Private Warrant". . . . . . . . . . . . . . . . . . .   5
     1.61   "XLI Certificate of Objections". . . . . . . . . . . . . . . . .   5
     1.62   "XLI Common Stock" . . . . . . . . . . . . . . . . . . . . . . .   5
     1.63   "XLI Employee Benefit Plan". . . . . . . . . . . . . . . . . . .   5
     1.64   "XLI Intellectual Property Rights" . . . . . . . . . . . . . . .   5
     1.65   "XLI Material Contracts" . . . . . . . . . . . . . . . . . . . .   6
     1.66   "XLI Pension Plans". . . . . . . . . . . . . . . . . . . . . . .   6
     1.67   "XLI Preferred Stock". . . . . . . . . . . . . . . . . . . . . .   6
     1.68   "XLI Products" . . . . . . . . . . . . . . . . . . . . . . . . .   6
     1.69   "XLI SEC Reports". . . . . . . . . . . . . . . . . . . . . . . .   6
     1.70   "XLI Special Meeting". . . . . . . . . . . . . . . . . . . . . .   6
     1.71   "XLI Stock". . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     1.72   "XLI Stockholders" . . . . . . . . . . . . . . . . . . . . . . .   6
     1.73   "XLI Subordinated Notes" . . . . . . . . . . . . . . . . . . . .   6
     1.74   "XLI Subsidiaries" . . . . . . . . . . . . . . . . . . . . . . .   6
     1.75   "XLI Transaction Proposal" . . . . . . . . . . . . . . . . . . .   6
     1.76   "XLI Warrants" . . . . . . . . . . . . . . . . . . . . . . . . .   6

2.  MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.1    MERGER.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.2    CERTIFICATE OF INCORPORATION AND BYLAWS. . . . . . . . . . . . .   6
     2.3    DIRECTORS AND OFFICERS.. . . . . . . . . . . . . . . . . . . . .   7
     2.4    EFFECT OF MERGER ON OUTSTANDING SECURITIES.. . . . . . . . . . .   7
            2.4.1   SUB STOCK. . . . . . . . . . . . . . . . . . . . . . . .   7
            2.4.2   XLI STOCK AND XLI WARRANTS.. . . . . . . . . . . . . . .   7
            2.4.3   MERGER CASH. . . . . . . . . . . . . . . . . . . . . . .   8
            2.4.4   CONTINGENT CASH. . . . . . . . . . . . . . . . . . . . .   8
            2.4.5   BASE AMOUNT. . . . . . . . . . . . . . . . . . . . . . .   9
     2.5    EXCHANGE OF CERTIFICATES; PAYMENT OF MERGER CASH . . . . . . . .  10
            2.5.1   EXCHANGE AGENT . . . . . . . . . . . . . . . . . . . . .  10
            2.5.2   OAK TO PROVIDE CASH. . . . . . . . . . . . . . . . . . .  10
            2.5.3   EXCHANGE PROCEDURES. . . . . . . . . . . . . . . . . . .  10
            2.5.4   NO FURTHER OWNERSHIP RIGHTS IN XLI STOCK . . . . . . . .  11
            2.5.5   LOST, STOLEN OR DESTROYED CERTIFICATES.. . . . . . . . .  11
            2.5.6   NO LIABILITY . . . . . . . . . . . . . . . . . . . . . .  11
     2.6    PAYMENT OF CONTINGENT CASH . . . . . . . . . . . . . . . . . . .  12
            2.6.1   TIME AND PAYMENT PROCEDURES. . . . . . . . . . . . . . .  12
            2.6.2   SET-OFF AND INDEMNITY HOLD BACK. . . . . . . . . . . . .  13
            2.6.3   AUDIT RIGHTS . . . . . . . . . . . . . . . . . . . . . .  13

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SECTION NO.                                                             PAGE NO.
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     2.7    DISTRIBUTIONS FROM ESCROW. . . . . . . . . . . . . . . . . . . .  14
            2.7.1   INITIAL ESCROW DISTRIBUTION. . . . . . . . . . . . . . .  14
            2.7.2   UPON EXERCISE OF XLI WARRANTS. . . . . . . . . . . . . .  14
            2.7.3   UPON TERMINATION OF THE ESCROW AGREEMENT . . . . . . . .  15
            2.7.4   ALLOCATION OF XLI WARRANT EXERCISE AMOUNTS . . . . . . .  15
     2.8    EFFECTIVE DATE.. . . . . . . . . . . . . . . . . . . . . . . . .  15

3.  REPRESENTATIONS AND WARRANTIES OF OAK. . . . . . . . . . . . . . . . . .  15
     3.1    ORGANIZATION AND GOOD STANDING.. . . . . . . . . . . . . . . . .  16
     3.2    AUTHORIZATION. . . . . . . . . . . . . . . . . . . . . . . . . .  16
     3.3    OAK SEC FILINGS; FINANCIAL STATEMENTS. . . . . . . . . . . . . .  16
     3.4    COMPLIANCE WITH OTHER INSTRUMENTS. . . . . . . . . . . . . . . .  17
     3.5    GOVERNMENT CONSENTS. . . . . . . . . . . . . . . . . . . . . . .  17

4.  REPRESENTATIONS AND WARRANTIES OF XLI. . . . . . . . . . . . . . . . . .  17
     4.1    ORGANIZATION AND GOOD STANDING.. . . . . . . . . . . . . . . . .  17
     4.2    CAPITALIZATION.. . . . . . . . . . . . . . . . . . . . . . . . .  18
     4.3    AUTHORIZATION. . . . . . . . . . . . . . . . . . . . . . . . . .  19
     4.4    XLI SEC FILINGS; FINANCIAL STATEMENTS. . . . . . . . . . . . . .  19
     4.5    OWNERSHIP OF PROPERTY. . . . . . . . . . . . . . . . . . . . . .  20
     4.6    LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     4.7    INVENTORIES. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     4.8    RAW MATERIALS. . . . . . . . . . . . . . . . . . . . . . . . . .  21
     4.9    SALES CONTRACTS AND BIDS . . . . . . . . . . . . . . . . . . . .  21
     4.10   QUALITY AND CONFORMANCE OF PRODUCTS. . . . . . . . . . . . . . .  21
     4.11   ACCOUNTS RECEIVABLE. . . . . . . . . . . . . . . . . . . . . . .  21
     4.12   TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     4.13   FIRPTA STATUS. . . . . . . . . . . . . . . . . . . . . . . . . .  22
     4.14   CUSTOMER LIST. . . . . . . . . . . . . . . . . . . . . . . . . .  22
     4.15   VENDORS LIST . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     4.16   BUSINESS CHANGES.. . . . . . . . . . . . . . . . . . . . . . . .  22
     4.17   XLI INTELLECTUAL PROPERTY RIGHTS . . . . . . . . . . . . . . . .  25
     4.18   COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . . . . . . .  25
     4.19   HAZARDOUS MATERIALS; ENVIRONMENTAL MATTERS.. . . . . . . . . . .  25
     4.20   ERISA AND RELATED MATTERS. . . . . . . . . . . . . . . . . . . .  26
     4.21   EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     4.22   LITIGATION.. . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     4.23   MATERIAL CONTRACTS.. . . . . . . . . . . . . . . . . . . . . . .  28
     4.24   COMPLIANCE WITH OTHER INSTRUMENTS. . . . . . . . . . . . . . . .  28
     4.25   GOVERNMENT CONSENTS. . . . . . . . . . . . . . . . . . . . . . .  29
     4.26   CERTAIN TRANSACTIONS.. . . . . . . . . . . . . . . . . . . . . .  29
     4.27   BROKERS OR FINDERS.. . . . . . . . . . . . . . . . . . . . . . .  29
     4.28   ADDITIONAL DISCLOSURE. . . . . . . . . . . . . . . . . . . . . .  29
     4.29   COMPLETE DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . .  32
     4.30   MATERIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . .  32

5.  REPRESENTATIONS AND WARRANTIES OF PARTY STOCKHOLDERS . . . . . . . . . .  32

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SECTION NO.                                                             PAGE NO.
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6.  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     6.1    XLI COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . .  32
            6.1.1   SPECIAL MEETING; PROXY STATEMENT.. . . . . . . . . . . .  32
            6.1.2   APPRAISAL MATTERS. . . . . . . . . . . . . . . . . . . .  33
            6.1.3   AMENDMENT OF XLI CERTIFICATE OF INCORPORATION. . . . . .  33
            6.1.4   NOTICE OF DEFAULT OR CLAIM . . . . . . . . . . . . . . .  33
            6.1.5   NO SOLICITATION. . . . . . . . . . . . . . . . . . . . .  33
            6.1.6   ACCESS . . . . . . . . . . . . . . . . . . . . . . . . .  34
            6.1.7   CONDUCT OF BUSINESS OF XLI PENDING THE MERGER. . . . . .  34
            6.1.8   NOTICE DELIVERY REQUIREMENTS . . . . . . . . . . . . . .  35
            6.1.9   COOPERATION OF XLI . . . . . . . . . . . . . . . . . . .  35
     6.2    OAK, PIXEL AND SUB COVENANTS.. . . . . . . . . . . . . . . . . .  35
            6.2.1   SUB AUTHORIZATION. . . . . . . . . . . . . . . . . . . .  35
            6.2.2   MAINTENANCE OF XLI OPERATIONS. . . . . . . . . . . . . .  35
            6.2.3   PAYMENT BY OAK OF CERTAIN XLI ACCOUNTS PAYABLE . . . . .  35
            6.2.4   OAK OPTIONS. . . . . . . . . . . . . . . . . . . . . . .  36

7.  CONDITIONS TO MERGER.. . . . . . . . . . . . . . . . . . . . . . . . . .  36
     7.1    CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE
            TRANSACTION  . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            7.1.1   STOCKHOLDER APPROVAL . . . . . . . . . . . . . . . . . .  36
            7.1.2   GOVERNMENT APPROVAL. . . . . . . . . . . . . . . . . . .  36
            7.1.3   LEGAL ACTION . . . . . . . . . . . . . . . . . . . . . .  36
            7.1.4   STATUTES . . . . . . . . . . . . . . . . . . . . . . . .  36
            7.1.5   CARLEY CORPORATION . . . . . . . . . . . . . . . . . . .  36
     7.2    CONDITIONS TO OAK'S, PIXEL'S AND SUB'S OBLIGATIONS.. . . . . . .  37
            7.2.1   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . .  37
            7.2.2   PERFORMANCE OF OBLIGATIONS OF XLI. . . . . . . . . . . .  37
            7.2.3   OPINION OF XLI'S COUNSEL . . . . . . . . . . . . . . . .  37
            7.2.4   NON-COMPETE AND CONFIDENTIALITY AGREEMENTS . . . . . . .  37
            7.2.5   SATISFACTORY FORM OF LEGAL AND ACCOUNTING MATTERS. . . .  37
            7.2.6   NO MATERIAL ADVERSE CHANGES. . . . . . . . . . . . . . .  37
            7.2.7   CONDITIONS FULFILLED . . . . . . . . . . . . . . . . . .  37
            7.2.8   BOARD AND STOCKHOLDER RESOLUTIONS. . . . . . . . . . . .  37
            7.2.10  THIRD-PARTY APPROVALS. . . . . . . . . . . . . . . . . .  38
            7.2.11  XLI STOCK AND SHARE EQUIVALENTS. . . . . . . . . . . . .  38
            7.2.12  RESIGNATION OF XLI DIRECTORS AND OFFICERS. . . . . . . .  38
            7.2.13  BANK ACCOUNTS. . . . . . . . . . . . . . . . . . . . . .  38
            7.2.14  EMPLOYMENT AGREEMENTS. . . . . . . . . . . . . . . . . .  38
            7.2.15  XLI SUBORDINATED NOTES . . . . . . . . . . . . . . . . .  38
            7.2.16  EXERCISE OF PRIVATE WARRANTS . . . . . . . . . . . . . .  39
     7.3    CONDITIONS TO XLI'S OBLIGATIONS. . . . . . . . . . . . . . . . .  39
            7.3.1   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . .  39
            7.3.2   PERFORMANCE OF OBLIGATIONS OF OAK AND PIXEL. . . . . . .  39
            7.3.3   OPINION OF OAK'S COUNSEL . . . . . . . . . . . . . . . .  39
            7.3.4   SATISFACTORY FORM OF LEGAL MATTERS . . . . . . . . . . .  39
            7.3.5   CONDITIONS FULFILLED . . . . . . . . . . . . . . . . . .  39
            7.3.6   BOARD AND STOCKHOLDERS RESOLUTIONS . . . . . . . . . . .  39
            7.3.7   EMPLOYMENT AGREEMENTS. . . . . . . . . . . . . . . . . .  39

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SECTION NO.                                                             PAGE NO.
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8.  TERMINATION; AMENDMENT AND WAIVER. . . . . . . . . . . . . . . . . . . .  39
     8.1    TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     8.2    EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . .  41
     8.3    AMENDMENT AND WAIVER.. . . . . . . . . . . . . . . . . . . . . .  41

9.  POST-CLOSING ADJUSTMENT. . . . . . . . . . . . . . . . . . . . . . . . .  41
     9.1    POST-CLOSING AUDIT.. . . . . . . . . . . . . . . . . . . . . . .  41
     9.2    CONTINGENT CASH ADJUSTMENT . . . . . . . . . . . . . . . . . . .  41

10.  NON-RECOURSE INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . .  41
     10.1   INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     10.2   THRESHOLD. . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     10.3   DEFENSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     10.4   TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     10.5   NON-RECOURSE INDEMNITY . . . . . . . . . . . . . . . . . . . . .  42

11.  PROVISIONS RELATING TO THE STOCKHOLDER REPRESENTATIVES. . . . . . . . .  43
     11.1   APPOINTMENT OF STOCKHOLDER REPRESENTATIVES . . . . . . . . . . .  43
     11.2   ACTIONS AND INSTRUCTIONS OF STOCKHOLDER REPRESENTATIVES. . . . .  43

12.  MISCELLANEOUS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     12.1   GOVERNING LAWS . . . . . . . . . . . . . . . . . . . . . . . . .  43
     12.2   BINDING UPON SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . .  44
     12.3   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     12.4   ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . .  44
     12.5   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     12.6   EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     12.7   OTHER REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . .  44
     12.8   SURVIVAL OF AGREEMENTS . . . . . . . . . . . . . . . . . . . . .  44
     12.9   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     12.10  CONSTRUCTION OF AGREEMENT. . . . . . . . . . . . . . . . . . . .  46
     12.11  PRONOUNS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     12.12  FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . .  46
     12.13  ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. . . . . . . . . . . .  46
     12.14  OBLIGATIONS TO EMPLOYEES . . . . . . . . . . . . . . . . . . . .  46

                                   LIST OF EXHIBITS


               EXHIBIT                  TITLE
               -------                  -----

               "A-1"     Form of D'Amelio Employment Agreement

               "A-2"     Form of Allen Employment Agreement

               "B"       Form of Escrow Agreement

               "C"       Form of Exchange Agreement

               "D"       Form of Irrevocable Proxy

               "E"       Form of Statutory Certificate of Merger

               "F" Exceptions to Representations and Warranties of Oak Technology, Inc.

               "G" Exceptions to Representations and Warranties of Xerographic Laser Images Corporation

               "H"       XLI Disclosure Schedules

               "I"       Schedule of Payments by Oak of Certain XLI Accounts
                         Payable

               "J"       Form of Warner & Stackpole LLP Legal Opinion

               "K"       Form of Non-Compete Agreement

               "L"       Form of Confidentiality Agreement

               "M"       Form of Tomlinson Zisko Morosoli & Maser LLP Legal
                         Opinion

                                OAK TECHNOLOGY, INC.,
                                  PIXEL MAGIC, INC.
                                PLAN OF REORGANIZATION
                              AND AGREEMENT OF MERGER OF
                             OTI ACQUISITION CORPORATION
                                    WITH AND INTO
                         XEROGRAPHIC LASER IMAGES CORPORATION



     THIS AGREEMENT AND PLAN OF REORGANIZATION ("AGREEMENT") is dated January 29, 1998, by and among Oak Technology, Inc., a Delaware corporation ("OAK"), Pixel Magic, Inc., a Massachusetts corporation ("PIXEL"), OTI Acquisition Corporation, a Delaware corporation ("SUB"), and Xerographic Laser Images Corporation, a Delaware corporation ("XLI" or "SURVIVING CORPORATION") and certain stockholders of XLI set forth on the signature pages hereto (the "PARTY STOCKHOLDERS").

                                   R E C I T A L S

     A. Oak is a corporation organized and existing under the laws of the State of Delaware.

     B. Pixel, a wholly-owned subsidiary of Oak, is a corporation organized and existing under the laws of the Commonwealth of Massachusetts.

     C. Sub, a wholly-owned subsidiary of Pixel, is a corporation organized and existing under the laws of the State of Delaware.

     D. XLI is a corporation organized and existing under the laws of the State of Delaware.

     E. The Boards of Directors of Oak, Pixel, Sub and XLI deem it advisable for the welfare and best interests of said corporations and for the best interests of the respective stockholders of said corporations that Sub be merged with and into XLI, with XLI being the surviving corporation, on the terms and conditions hereinafter set forth and in accordance with the applicable provisions of the Delaware General Corporation Law which permit such a merger.

     F. The Party Stockholders have delivered to Pixel irrevocable proxies to vote in favor of the adoption of this Agreement, the approval of the merger transaction described herein and the appointment of representatives of the holders of the capital stock of XLI.

                                  A G R E E M E N T

     NOW, THEREFORE, in reliance on the foregoing recitals and in consideration of the mutual covenants and agreements contained herein, the parties hereto, subject to the approval of the stockholders of Sub and XLI as required by law, and the satisfaction or waiver of the other conditions contained herein, do hereby agree that Sub shall be merged with and into XLI pursuant to the law of the State of Delaware, and do hereby agree, prescribe and set forth the terms and conditions of the merger of Sub with and into XLI, the mode of carrying the same into effect and the manner of converting shares of XLI and share equivalents of XLI into cash and a contingent right to receive future cash payments.

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 2

                               SECTION 1.  DEFINITIONS.

     The following terms shall have the meanings set forth herein:

     1.1   "ALLEN" shall mean Daniel J. Allen.

     1.2 "BASE AMOUNT" shall have the meaning set forth in Section 2.4 (Effect of Merger on Outstanding Securities).

     1.3 "CARLEY TECHNOLOGY" AND "CARLEY RIGHTS" shall have the meanings assigned to such terms in the license agreements to be entered into by and between Carley Corporation and Pixel pursuant to Section 7.1.5 (Carley Corporation).

     1.4 "CERTIFICATES" shall have the meaning set forth in Section 2.5.3 (Exchange Procedures).

     1.5 "CLASS A WARRANTS" shall mean the warrants issued by XLI in connection with its offering of Series A Preferred Stock in 1994 and currently held by the public and the Underwriter.

     1.6 "CLOSING BALANCE SHEET" shall mean XLI's consolidated balance sheet prepared for the end of the month immediately preceding the Effective Date or if the Effective Date is the end of the month, the Effective Date.

     1.7 "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     1.8   "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     1.9 "CONSIDERATION" shall have the meaning set forth in Section 2.4.2 (XLI Stock and XLI Warrants).

     1.10 "CONTINGENT CASH" shall mean an amount per share of XLI Common Stock as calculated in Section 2.4 (Effect of Merger on Outstanding Securities).

     1.11  "CONTINGENT CASH ADJUSTMENT" shall have the meaning set forth in
Section 9.2 (Contingent Cash Adjustment).

     1.12  "D'AMELIO" shall mean Anthony D. D'Amelio.

     1.13 "DIGITAL MODULATOR FEATURE IC" shall have the meaning set forth in the Technology License and Supply Agreement.

     1.14 "DISSENTING STOCKHOLDER" shall mean any XLI stockholder exercising his, her or its rights under Section 262 of the Delaware General Corporation Law.

     1.15 "EFFECTIVE DATE" shall mean the date on which the Statutory Certificate of Merger is filed with the Secretary of State of the State of Delaware.

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 3


     1.16 "EFFECTIVE TIME" shall mean the Delaware local time at which the Statutory Certificate of Merger is filed with the Secretary of State of the State of Delaware and is effective.

     1.17 "EMPLOYMENT AGREEMENTS" shall mean the agreements substantially in the forms of Exhibit "A-1" and "A-2" hereto entered into by Pixel with D'Amelio and Allen, respectively.

     1.18 "END USER" shall mean a person or entity who acquires a Digital Modular Feature IC or a Multiple Feature IC directly or indirectly from Oak or Pixel or their Related Parties, agents or distributors, solely for personal or internal use and not for resale.

     1.19 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.20  "ESCROW AGENT" shall mean State Street Bank and Trust Company.

     1.21 "ESCROW AGREEMENT" shall mean the agreement substantially in the form of Exhibit "B" hereto among Oak, the Stockholder Representatives and the Escrow Agent.

     1.22 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     1.23  "EXCHANGE AGENT" shall mean State Street Bank and Trust Company.

     1.24 "EXCHANGE AGREEMENT" shall mean the agreement substantially in the form of Exhibit "C" hereto among Oak, the Stockholder Representatives and the Exchange Agent.

     1.25  "EXISTING CARLEY AGREEMENT" shall have the meaning set forth in
Section 7.1.5 (Carley Corporation).

     1.26 "GROSS XLI PRODUCT REVENUE" shall mean gross revenue from the sale or license of XLI Products, less any product returns and less any delivery costs and sales or transfer taxes incurred but not otherwise payable by an End User or OEM, plus gross revenue from nonrecurring engineering fees, calibration fees and fees for any other services performed by XLI.

     1.27  "INDEMNIFYING STOCKHOLDERS" shall have the meaning set forth in
Section 10.1 (Indemnity).

     1.28  "INITIAL DISTRIBUTION AMOUNT" shall have the meaning set forth in
Section 2.7.1 (Initial Escrow Distribution).

     1.29 "IPO WARRANTS" shall mean the warrants issued by XLI in connection with its initial public offering in 1993 and currently held by the public and the Underwriter.

     1.30 "IRREVOCABLE PROXY" shall mean the agreement in the form of Exhibit "D" hereto between Oak and each Party Stockholder.

     1.31 "LOSS" OR "LOSSES" shall have the meaning set forth in Section 10.1 (Indemnity).

     1.32  "MERGER" shall mean the merger of Sub with and into XLI.

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 4


     1.33 "MERGER CASH" shall mean an amount per share of XLI Common Stock calculated as set forth in Section 2.4 (Effect of Merger on Outstanding Securities).

     1.34 "MULTIPLE FEATURE IC" shall have the meaning set forth in the Technology License and Supply Agreement.

     1.35 "NET DEFICIT" shall mean a negative shareholder's equity, as calculated in accordance with generally accepted accounting principles and consistently applied using the accounting treatment historically used by XLI.

     1.36 "OAK SEC REPORTS" shall have the meaning set forth in Section 3.3.1 (Oak SEC Filings; Financial Statements).

     1.37  "OAK SUBSIDIARIES" shall mean any subsidiary of Oak.

     1.38 "OEM" shall mean an original equipment manufacturer who acquires a Digital Modulator Feature IC or Multiple Feature IC directly or indirectly from Oak or Pixel for incorporation into its product for resale.

     1.39 "PARTY STOCKHOLDERS" shall have the meaning set forth in the preamble to this Agreement.

     1.40  "PERMITTED XLI CONTACT" shall have the meaning set forth in Section
6.1.5 (No Solicitation).

     1.41 "PIXEL ASIC" shall mean an application-specific integrated circuit designed and/or offered for sale by Pixel for use in digital printers, scanners, copiers and multi-function devices.

     1.42 "POST-CLOSING AUDIT" shall have the meaning set forth in Section 9.1 (Post-Closing Audit).

     1.43 "PRIVATE 1995 WARRANTS" shall mean the warrants issued by XLI in 1995 to individual private lenders.

     1.44 "PRIVATE 1996 WARRANTS" shall mean the warrants issued by XLI in 1996 to individual private lenders.

     1.45 "PRIVATE WARRANTS" shall mean any Private 1995 Warrant or Private 1996 Warrant.

     1.46 "RELATED PARTY" shall mean any entity which is a member of a "controlled group of corporations" with, or is under "common control" with, a party as defined in Section 414(b) or (c) of the Code.

     1.47  "REPRESENTATIVE'S WARRANT" shall have the meaning set forth in
Section 4.2 (Capitalization).

     1.48  "SEC" shall mean the United States Securities and Exchange
Commission.

     1.49  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 5


     1.50 "STATUTORY CERTIFICATE OF MERGER" shall mean the fully executed certificate of merger substantially in the form of Exhibit "E" hereto.

     1.51 "STOCKHOLDER REPRESENTATIVES" shall mean Allen, Adam L. Carley, D'Amelio, Joseph L. Katz and Vincent J. Spoto.

     1.52  "SUB STOCK" shall mean the Common Stock of Sub.

     1.53 "SUPER CHIP" shall mean any XLI proprietary chip or chip set that meets the chip specifications set forth in Exhibit "B" to the Technology License and Supply Agreement.

     1.54  "SUPERIOR XLI PROPOSAL" shall have the meaning set forth in Section
6.1.5 (No Solicitation).

     1.55 "TECHNOLOGY LICENSE AND SUPPLY AGREEMENT" shall mean that certain Technology License and Supply Agreement entered into on October 14, 1997 by and between Pixel and XLI.

     1.56 "TERMINATION FEE" shall mean an amount equal to Four Hundred Fifty Thousand Dollars ($450,000).

     1.57 "THRESHOLD AMOUNT" shall have the meaning set forth in Section 2.4.5 (Base Amount).

     1.58  "UNDERWRITER" shall mean Thomas James & Co.

     1.59  "UNDERWRITER'S WARRANT" shall have the meaning set forth in Section
4.2 (Capitalization).

     1.60  "UNEXPIRED PRIVATE WARRANT" shall have the meaning set forth in
Section 2.7.1 (Initial Escrow Distribution).

     1.61  "XLI CERTIFICATE OF OBJECTIONS" shall have the meaning set forth in
Section 6.1.2 (Appraisal Matters).

     1.62  "XLI COMMON STOCK" shall mean the Common Stock of XLI.

     1.63 "XLI EMPLOYEE BENEFIT PLAN" shall mean all "employee benefit plans," as defined by Section 3(3) of ERISA, and any other employee benefit arrangements or payroll practices including, without limitation, sick leave, vacation pay, salary continuation for disability, consulting or other compensation arrangements (whether funded or unfunded), retirement, deferred or incentive compensation, bonuses, stock purchase, hospitalization, medical insurance, severance, life insurance and scholarship programs maintained or made available by XLI or any Related Party.

     1.64 "XLI INTELLECTUAL PROPERTY RIGHTS" shall mean all patents, copyrights, trademarks, trade names, service marks and any applications therefor, utility models, devices, designs, mask-works, net lists and all rights under documentation related thereto, trade secrets, drawings, schematics, technology, microcode, know-how, computer software programs or applications, any tangible or intangible proprietary information, and all other rights with respect thereto, in whatever form throughout the world, owned or licensed by XLI, including, but not limited to, the Carley Corporation technology and Carley Corporation rights licensed from Carley Corporation by XLI pursuant to the Existing Carley Agreement.

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 6


     1.65  "XLI MATERIAL CONTRACTS" shall have the meaning set forth in Section
4.28 (Additional Disclosure).

     1.66 "XLI PENSION PLANS" shall mean all "employee pension plans" as defined in Section 3(2) of ERISA maintained or made available by XLI to any current or former employee of XLI.

     1.67  "XLI PREFERRED STOCK" shall mean the Series A Preferred Stock of
XLI.

     1.68 "XLI PRODUCTS" shall mean Super Chips, any VHDL (virtual hardware design logic) of the aforementioned product, and any future product designed and developed exclusively by XLI.

     1.69 "XLI SEC REPORTS" shall have the meaning set forth in Section 4.4.1 (XLI SEC Filings; Financial Statements).

     1.70  "XLI SPECIAL MEETING" shall have the meaning set forth in Section
6.1.1 (Special Meeting; Proxy Statement).

     1.71  "XLI STOCK" shall mean the Common and Preferred Stock of XLI.

     1.72 "XLI STOCKHOLDERS" shall mean the holders of XLI Stock and any holder of XLI Warrants who exercises his, her or its XLI Warrants subject to and in accordance with this Agreement.

     1.73 "XLI SUBORDINATED NOTES" shall mean those certain subordinated nonrecourse promissory notes delivered to individual private lenders in 1996.

     1.74  "XLI SUBSIDIARIES" shall mean any subsidiary of XLI.

     1.75  "XLI TRANSACTION PROPOSAL" shall have the meaning set forth in
Section 6.1.5 (No Solicitation).

     1.76 "XLI WARRANTS" shall mean any IPO Warrant, Representative's Warrant, Class A Warrant, Underwriter's Warrant, Private 1995 Warrant or Private 1996 Warrant that shall not have been exercised prior to the Effective Time and by its terms does not terminate at or prior to the Effective Time.

                                 SECTION 2.  MERGER.

     2.1 MERGER. On the Effective Date: Sub shall merge with and into XLI; the corporate existence of XLI shall continue until such time as XLI is merged with and into Pixel; and the separate corporate existence of Sub shall cease. The corporate identity, existence, name, purposes, franchises, powers, rights and immunities of Sub shall be merged into XLI which shall be fully vested therewith. XLI shall be subject to all of the debts and liabilities of Sub as if XLI had itself incurred them and all rights of creditors and all liens upon the property of each of Sub and XLI shall be preserved unimpaired, provided that such liens, if any, upon the property of Sub shall be limited to the property affected thereby immediately prior to the Effective Date.

     2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation and Bylaws of Sub, as in effect at the Effective Time, shall be the Certificate of Incorporation and Bylaws of XLI until

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 7


changed in accordance with applicable law, except that the name of the surviving corporation as provided in such Certificate of Incorporation shall be Xerographic Laser Images Corporation.

     2.3 DIRECTORS AND OFFICERS. The directors and officers of XLI (until changed in accordance with applicable law and the Certificate of Incorporation and Bylaws of XLI) as of the Effective Time shall be:

            Name                   Office
            ----                   -----
           Peter D. Besen          President, Secretary and Director
           Anthony D. D'Amelio     General Manager
           Sidney S. Faulkner      Treasurer, Chief Financial Officer and
                                   Director


     2.4 EFFECT OF MERGER ON OUTSTANDING SECURITIES. At the Effective Time of the Merger:

           2.4.1 SUB STOCK. Each then outstanding share of the Sub Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of XLI Common Stock.

           2.4.2 XLI STOCK AND XLI WARRANTS. The then outstanding shares of XLI Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into Merger Cash and the right to receive Contingent Cash as set forth below, and the XLI Warrants shall be converted into the right to receive Merger Cash and Contingent Cash as set forth below (Merger Cash and Contingent Cash are hereafter collectively referred to as the "CONSIDERATION").

               2.4.2.1 XLI STOCK. Each share of XLI Common Stock shall be converted into Merger Cash and the right to receive Contingent Cash. Each share of XLI Preferred Stock shall be converted into an amount equal to Merger Cash multiplied by the number of shares of XLI Common Stock into which each share of XLI Preferred Stock is convertible, and the right to receive an amount equal to Contingent Cash multiplied by the number of shares of XLI Common Stock into which each such share of Preferred Stock is convertible.

               2.4.2.2 XLI WARRANTS. Each XLI Warrant shall be converted into the right to receive Merger Cash and Contingent Cash, upon exercise of the XLI Warrant by the holder thereof and delivery to the Exchange Agent of the exercise price therefor. Upon the exercise of any XLI Warrant and delivery to the Exchange Agent of the exercise price therefor, such XLI Warrant shall be converted into an amount equal to Merger Cash multiplied by the number of shares of XLI Common Stock (on an as converted basis in the case of any exercise of an XLI Warrant for shares of XLI Preferred Stock) for which the exercise price has been paid to the Exchange Agent under the XLI Warrant, and the right to receive an amount equal to Contingent Cash multiplied by the number of shares of XLI Common Stock (on an as converted basis in the case of any exercise of an XLI Warrant for shares of XLI Preferred Stock) for which the exercise price has been paid to the Exchange Agent under the XLI Warrant. In the event of any dispute regarding the number of shares of XLI Common Stock (on an as converted basis in the case of any exercise of an XLI Warrant for shares of XLI Preferred Stock) purchasable under an XLI Warrant at the Effective Time, or the exercise price per share payable therefor, the written instructions of the Stockholder Representatives concerning such calculations, as delivered to the Escrow Agent and the Exchange Agent by the Stockholder Representatives, shall control. No XLI Warrant shall be exercisable for shares of the

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 8


capital stock of XLI or of Oak or any Oak Subsidiary subsequent to the Effective Time, and no adjustments in the number of shares of XLI Stock originally purchasable under the XLI Warrant or in the exercise price of such XLI Warrant shall be made subsequent to the Effective Time. Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, this
Section 2.4.2.2 (XLI Warrants), any XLI Warrant that is not exercised in accordance with the provisions hereof, and prior to the date of termination or other expiration of such XLI Warrant, shall terminate and be of no further force and effect.

               2.4.2.3 XLI COMMON STOCK EQUIVALENTS. Any warrant (other than an XLI Warrant), option, convertible note, convertible security or other right to acquire shares of XLI Common Stock that is not exercised immediately prior to or in connection with the Merger shall terminate and be of no further force and effect, effective as of the Effective Time.

           2.4.3 MERGER CASH. Merger Cash shall be an amount calculated according to the following formula:

               MC   =    $3,675,000
                         ------------
                         CS + PS + PW
               WHERE

               MC   =    Merger Cash

               CS   =    Total Number of Shares of XLI Common Stock Outstanding
                         at the Effective Time

               PS   =    Total Number of Shares of XLI Common Stock into which
                         the Issued and Outstanding Shares of XLI Preferred
                         Stock are Convertible at the Effective Time

               PW   =    Total Number of Shares of XLI Common Stock Purchasable
                         Under any Private Warrants Outstanding at the Effective
                         Time

           2.4.4 CONTINGENT CASH. Contingent Cash shall be an amount calculated pursuant to the following formula:

               CC   =    BA - $3,675,000 - SA
                         --------------------
                         CS + PS + WS
               WHERE

               CC   =    Contingent Cash

               BA   =    Base Amount as Calculated in Section 2.4.5 (Base
                         Amount)

               SA   =    Set Off Amounts Due Oak or Pixel Under Section 9
                         (Post-Closing Adjustment) and Under Section 10
                         (Non-Recourse Indemnification)

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 9


               CS   =    Total Number of Shares of XLI Common Stock Issued and
                         Outstanding at the Effective Time, plus Total Number of
                         Shares of XLI Common Stock Issued and Outstanding as a
                         Result of the Exercise of XLI Warrants Exercised after the Effective Time (Including any Shares of XLI Common
                         Stock into which Shares of XLI Preferred Stock were
                         Converted in Connection with any such XLI Warrant
                         Exercise)

               PS   =    The meaning set forth in Section 2.4.3 (Merger Cash)

               WS   =    Total Number of Shares of XLI Common Stock (Including
                         Any Shares of XLI Common Stock into which Shares of
                         Preferred Stock, that were issuable upon exercise of the Underwriter's Warrant, were Convertible)
                         Purchasable Under the XLI Warrants Outstanding at the
                         Effective Time, Less Total Number of Shares of XLI
                         Common Stock Covered by XLI Warrants Exercised after the Effective Time (Including any Shares of XLI Common
                         Stock into which Shares of XLI Preferred Stock were
                         Converted in Connection with any such XLI Warrant
                         Exercise), and Less Total Number of Shares of XLI
                         Common Stock Covered by XLI Warrants that Lapsed
                         Unexercised After the Effective Time and Prior to any
                         Calculation Pursuant to Section 2.6.1 (Time and Payment
                         Procedures)


     The maximum aggregate amount of Base Amount shall be Fifteen Million Dollars ($15,000,000). At such time as Base Amount in the amount of Fifteen Million ($15,000,000) is accrued, no further Contingent Cash shall be accrued or payable.

           2.4.5 BASE AMOUNT. For purposes of Section 2.4 (Effect of Merger on Outstanding Securities), Base Amount, until such time as Base Amount in the aggregate equals Three Million Six Hundred Seventy-Five Thousand Dollars ($3,675,000) (the "THRESHOLD AMOUNT"), shall be equal to the sum of: (i) fifty-six percent (56%) of Gross XLI Product Revenue; and (ii) One Dollar ($1.00) for each Digital Modulator Feature IC sold by Oak or Pixel or their Related Parties, agents or distributors to an End User or an OEM; and (iii) Two Dollars ($2.00) for each Multiple Feature IC sold by Oak or Pixel or their Related Parties, agents or distributors to an End User or an OEM; in the case of each of clauses (ii) and (iii) above, net of product returns. At such time as Base Amount in the aggregate is equal to the Threshold Amount, then Base Amount thereafter shall be equal to the sum of (i) thirty-two percent (32%) of Gross XLI Product Revenue; and (ii) One Dollar ($1.00) for each Digital Modulator Feature IC sold by Oak or Pixel or their Related Parties, agents or distributors to an End User or an OEM; and (iii) Two Dollars ($2.00) for each Multiple Feature IC sold by Oak or Pixel or their Related Parties, agents or distributors to an End User or an OEM; in the case of each of clauses (ii) and (iii) above, net of product returns. If Oak or Pixel sells XLI Products bundled with other products, for purposes of calculating Base Amount, Base Amount, until such time as Base Amount is equal to the Threshold Amount, shall include fifty-six percent (56%) of an amount equal to Pixel's standard sales price for the XLI Product included in the bundled

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 10


product at similar volumes; at such time as Base Amount is equal to the Threshold Amount, then Base Amount thereafter shall include thirty-two percent (32%) of an amount equal to Pixel's standard sales price for the XLI Product included in the bundled product at similar volumes. Gross XLI Product Revenue from the sale of XLI Products shall be as determined for financial reporting purposes using generally acceptable accounting principles consistently applied. Samples and demonstration copies of Digital Modulator Feature ICs and Multiple Feature ICs provided free of charge shall not be considered sold. Base Amount shall be calculated for each calendar quarter during the period commencing January 1, 1998 and ending December 31, 2000; Base Amount for such calendar quarter shall be added to the aggregate amount of Base Amount accrued for the calendar quarters ended prior to such calendar quarter; provided, however, that in no event shall the maximum aggregate amount of Base Amount exceed Fifteen Million Dollars ($15,000,000).

     2.5   EXCHANGE OF CERTIFICATES; PAYMENT OF MERGER CASH.

           2.5.1 EXCHANGE AGENT. Prior to the Effective Date, Oak shall appoint the Exchange Agent to act as exchange agent in the Merger.

           2.5.2 OAK TO PROVIDE CASH. Promptly after the Effective Date of the Merger (but in no event later than one business day thereafter), Oak shall make available to the Exchange Agent for exchange in accordance with this Agreement, through such reasonable procedures as Oak may adopt, Three Million Six Hundred Seventy-Five Thousand Dollars ($3,675,000), less amounts held in reserve under this Section 2.5.2, to be made available for payment of Merger Cash in accordance with Section 2.5 (Exchange of Certificates; Payment of Merger
Cash).

               2.5.2.1 EXCHANGE OF MERGER CASH FOR XLI STOCK. An amount equal to Merger Cash multiplied by the sum of (i) the total number of shares of XLI Common Stock outstanding at the Effective Time, plus (ii) the total number of shares of XLI Common Stock into which outstanding shares of XLI Preferred Stock are convertible at the Effective Time, shall be made available in exchange for outstanding shares of XLI Stock in accordance with the terms of this Agreement. Oak shall deduct from such amount, an amount equal to Merger Cash multiplied by the total number of shares of XLI Stock (on an as converted basis) held by Dissenting Stockholders, such amount to be retained by Oak. Any Dissenting Stockholder that does not perfect its rights to dissent shall be paid its allowable Merger Cash directly by Oak.

               2.5.2.2 ESCROW OF MERGER CASH FOR PRIVATE WARRANTS. An amount equal to Merger Cash multiplied by the total number of shares of XLI Common Stock purchasable under the Private Warrants outstanding at the Effective Time shall be delivered by Oak to the Escrow Agent to be held in escrow by the Escrow Agent and disbursed by the Escrow Agent in accordance with Section 2.7 (Distributions from Escrow) and the terms of the Escrow Agreement.

           2.5.3 EXCHANGE PROCEDURES. As soon as practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of XLI Stock (the "CERTIFICATES") whose shares are being converted into the Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Oak may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Consideration. Upon surrender of a Certificate for cancellation to the

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 11


Exchange Agent or to such other agent or agents as may be appointed by Oak, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Consideration which the holder of XLI Stock is entitled pursuant to Section 2.4 (Effect of Merger on Outstanding Securities) and are represented by the Certificates so surrendered. The Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of XLI Stock which is not registered in the transfer records of XLI, the appropriate amount of Consideration may be delivered to a transferee if the Certificate representing such XLI Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2 (Merger), each Certificate shall be deemed at any time after the Effective Time of the Merger to represent the right to receive upon such surrender the amount of Consideration as provided by this Section 2 (Merger) and the provisions of the Delaware General Corporation Law. Notwithstanding anything to the contrary contained in this Section 2.5.3 (Exchange Procedures), no letter of transmittal or instructions for use in effecting the surrender of Certificates for the Consideration shall be mailed by the Exchange Agent to any Dissenting Stockholder, nor shall the Exchange Agent accept surrender of a Certificate held by a Dissenting Stockholder or pay the Consideration to such Dissenting Stockholder. Any Certificates or other correspondence received from Dissenting Stockholders shall be promptly forwarded to Oak by the Exchange Agent.

           2.5.4 NO FURTHER OWNERSHIP RIGHTS IN XLI STOCK. All XLI Stock delivered upon the surrender for exchange into the Consideration in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of XLI Stock. There shall be no further registration of transfers on the stock transfer books of XLI of the shares of XLI Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates, other than Certificates held by Dissenting Stockholders, are presented to XLI for any reason, they shall be canceled and exchanged as provided in this Section 2 (Merger).

           2.5.5 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Oak or the Exchange Agent, a bond in such sum as Oak or the Exchange Agent may reasonably direct as indemnity against any claim that may be made against Oak or the Exchange Agent with respect to the Certificate alleged to have been lost, the Exchange Agent will issue the Consideration as provided in this Section 2.5 (Exchange of Certificates; Payment of Merger Cash) in exchange for such lost, stolen or destroyed Certificate.

           2.5.6 NO LIABILITY. Notwithstanding anything to the contrary contained in this Section 2.5 (Exchange of Certificates; Payment of Merger Cash) or elsewhere in this Agreement, none of the Exchange Agent, the Escrow Agent, Oak, Pixel, XLI or any other party hereto shall be liable to any holder of XLI Stock (including any Dissenting Stockholder or any holder of an XLI Warrant who exercises such XLI Warrant) for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 12

     2.6   PAYMENT OF CONTINGENT CASH.

           2.6.1 TIME AND PAYMENT PROCEDURES. Within thirty (30) days after the end of each calendar quarter commencing with the quarter ending March 31, 1998 and ending with the quarter ending December 31, 2000, Pixel shall prepare and deliver to the Stockholder Representatives a certificate calculating the Base Amount as set forth in Section 2.4.5 (Base Amount) and the amount of Contingent Cash as set forth in Section 2.4.4 (Contingent Cash). Subject to
Section 2.4 (Effect of Merger on Outstanding Securities) and this Section 2.6 (Payment of Contingent Cash), at such time as the amount of Contingent Cash is a positive amount, it shall be delivered by Oak to the Escrow Agent or the Exchange Agent, as the case may be, as provided in this Section 2.6 (Payment of Contingent Cash). Amounts due as payments of Contingent Cash shall be net of prior payments of Contingent Cash under this Section 2.6 (Payment of Contingent
Cash).

               2.6.1.1 PAYMENT OF CONTINGENT CASH TO XLI STOCKHOLDERS. The amount, if any, of Contingent Cash payable by Oak for any calendar quarter ending prior to June 30, 1999 shall be delivered by Oak to the Escrow Agent as provided in Section 2.6.1.2 (Escrow of Contingent Cash). Commencing with the calendar quarter ending June 30, 1999, until such time as the Escrow Agreement shall terminate in accordance with its terms, the amount, if any, of Contingent Cash payable by Oak for a calendar quarter shall be delivered by Oak to the Exchange Agent in accordance with this Section 2.6.1.1 (Payment of Contingent Cash to XLI Stockholders), LESS any amount required to be delivered by Oak to the Escrow Agent under Section 2.6.1.2 below (Escrow of Contingent Cash), and LESS any amount representing shares formerly held by Dissenting Stockholders, which amount shall be retained by Oak. Upon termination of the Escrow Agreement in accordance with its terms, the amount, if any of Contingent Cash payable by Oak for any calendar quarter thereafter shall be delivered by Oak to the Exchange Agent in accordance with this Section 2.6.1.1 (Payment of Contingent Cash to XLI Stockholders), LESS any amount representing shares formerly held by Dissenting Stockholders, which amount shall be retained by Oak. Quarterly amounts, if any, payable by Oak to the Exchange Agent pursuant to this Section
2.6.1.1 (Payment of Contingent Cash to XLI Stockholders) shall be delivered by Oak to the Exchange Agent at least five (5) business days prior to any distribution required to be made to the XLI Stockholders by the Exchange Agent under this Section 2.6.1.1 (Payment of Contingent Cash to XLI Stockholders), together with written instructions regarding calculation of the amount payable by Oak hereunder for any calendar quarter. Any such amount delivered to the Exchange Agent by Oak hereunder, or to the Exchange Agent by the Escrow Agent pursuant to Section 2.7 (Distributions from Escrow) and the terms of the Escrow Agreement, shall be allocated by the Exchange Agent PRO RATA (a) to all outstanding shares of XLI Common Stock held by XLI Stockholders at the Effective Time (excluding any shares of XLI Common Stock into which shares of XLI Preferred Stock were convertible at the Effective Time), (b) all shares of XLI Preferred Stock held by XLI Stockholders at the Effective Time, on an as converted basis, and (c) all shares of XLI Common Stock (including shares of XLI Common Stock into which shares of XLI Preferred Stock, that were issued upon exercise of the Underwriter's Warrant, were converted) attributable to XLI Warrants exercised after the Effective Time and prior to the end of the calendar quarter for which such payment is being made. Any such amount due to the XLI Stockholders as described in the immediately preceding sentence, including, without limitation, the Initial Distribution Amount, shall be deposited by the Exchange Agent in the United States mail, not later than forty-five (45) days after the close of the calendar quarter to which the distribution relates, first class postage prepaid, to the addresses as set forth in the stock and warrant records of XLI; provided that amount allocated to shares formerly held by Dissenting Stockholders shall be paid to Oak. The Stockholder Representatives shall deliver, or cause to be delivered, to the Exchange Agent and the Escrow Agent, not later than one business day following the Effective Date,

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 13


and from time to time thereafter, such information as is requested by the Exchange Agent or the Escrow Agent to effect such distributions, including, without limitation, that information which XLI is delivering to Oak pursuant to
Section 7.2.11 (XLI Stock and Share Equivalents). Any Dissenting Stockholder that does not perfect its rights to dissent shall be paid its allowable Contingent Cash directly by Oak.

               2.6.1.2 ESCROW OF CONTINGENT CASH. Commencing with the calendar quarter ending March 31, 1998 and terminating with the calendar quarter ending March 31, 1999, the amount, if any, of Contingent Cash payable by Oak for a calendar quarter shall be delivered by Oak to the Escrow Agent. Thereafter, until such time as the Escrow Agreement terminates in accordance with its terms, Oak shall deliver to the Escrow Agent an amount equal to the amount of Contingent Cash due by Oak hereunder for any calendar quarter, multiplied by the total number of shares of XLI Common Stock purchasable under the Private Warrants outstanding at the end of such calendar quarter. The Contingent Cash amount for any calendar quarter shall be delivered by Oak to the Escrow Agent within forty-five (45) days after the end of such calendar quarter, provided, however, that the Contingent Cash amount, if any, due for the calendar quarter ended March 31, 1999 shall be delivered by Oak to the Escrow Agent within thirty
(30) days after the end of such calendar quarter. All such Contingent Cash amounts shall be held in escrow by the Escrow Agent and disbursed by the Escrow Agent in accordance with Section 2.7 (Distributions from Escrow) and the terms of the Escrow Agreement. Written instructions regarding calculation of the amount, if any, payable by Oak hereunder for any calendar quarter shall be delivered to the Escrow Agent concurrent with payment to the Escrow Agent of any amount due hereunder. As soon as practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of an XLI Warrant instructions for use in effecting the exercise of any XLI Warrant.

           2.6.2    SET-OFF AND INDEMNITY HOLD BACK.

               2.6.2.1 SET-OFF. In the event of any Contingent Cash Adjustment under Section 9 (Post-Closing Adjustment), then the amounts otherwise payable under Section 2.6.1 (Time and Payment Procedures) shall be reduced by the amount of the Contingent Cash Adjustment until such time as the amount of the Contingent Cash Adjustment shall have been satisfied in full.

               2.6.2.2 INDEMNITY HOLD BACK. In the event that Oak or Pixel has made a claim under Section 10 (Non-Recourse Indemnification) which has not been liquidated or has not been agreed to by the Stockholder Representatives, then Oak shall hold back from amounts otherwise payable under Section 2.6.1 (Time and Payment Procedures) the amount of such claim as specified in the notice to the Stockholder Representatives delivered by Oak or Pixel pursuant to Section 10 (Non-Recourse Indemnification) until such time as the Oak or Pixel claim is resolved. Immediately after such resolution, any amounts payable by Oak pursuant to Section 2.6.1 (Time and Payment Procedures) shall be paid by Oak within thirty (30) days of such resolution, together with interest at the rate of eight percent (8%) per annum from the date payment was otherwise due.

           2.6.3 AUDIT RIGHTS. The Stockholder Representatives shall have the right, at their sole cost and expense, to have an independent certified public accountant conduct, during normal business hours and not more frequently than quarterly, an audit of the calculation of Base Amount and Contingent Cash. If such amounts are found to be different than those reported by Pixel, any additional Contingent Cash shall be payable, together with an eight percent (8%) per annum late payment charge, within thirty (30) days of notice of such discrepancy from the Stockholder Representatives. If the discrepancy in Contingent Cash to

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 14


date reported by the Stockholder Representatives is greater than five percent (5%) of the Contingent Cash reported to date by Pixel, then Oak will pay the reasonable costs and expenses associated with such audit.

     2.7 DISTRIBUTIONS FROM ESCROW. Distributions shall be made from the escrow by the Escrow Agent in accordance with the Escrow Agreement. The Escrow Agreement shall provide for distributions as follows:

          2.7.1 INITIAL ESCROW DISTRIBUTION. Not later than fifteen (15) calendar days following delivery to the Escrow Agent of the amount, if any, of Contingent Cash payable by Oak for the calendar quarter ended March 31, 1999, the Escrow Agent shall deliver to the Exchange Agent, for distribution to the XLI Stockholders, all funds, if any, held in escrow by the Escrow Agent, LESS the sum of (i) Merger Cash paid into escrow by Oak pursuant to Section 2.5.2.2 (Escrow of Merger Cash for Private Warrants) with respect to any Private Warrant that has not been exercised prior to March 31, 1999 and has not otherwise terminated ("UNEXPIRED PRIVATE WARRANT"), (ii) Contingent Cash paid into escrow by Oak pursuant to Section 2.6.1.2 (Escrow of Contingent Cash) with respect to any Unexpired Private Warrant and (iii) the net exercise price, if any, paid into escrow with respect to any XLI Warrant exercised after the Effective Time (the "INITIAL DISTRIBUTION AMOUNT"). The Initial Distribution Amount shall be allocated PRO RATA to all shares of XLI Stock outstanding prior to March 31, 1999, including shares of XLI Stock attributable to XLI Warrant exercises occurring prior to March 31, 1999, subject to and in accordance with the provisions of Section 2.6.1.1 (Payment of Contingent Cash to XLI Stockholders). The net exercise price, if any, paid into escrow with respect to any XLI Warrant exercised after the Effective Time, to the extent not previously delivered to Oak, shall be delivered to Oak, subject to and in accordance with Section 2.7.4 (Allocation of XLI Warrant Exercise Amounts).

          2.7.2 UPON EXERCISE OF XLI WARRANTS. Upon the exercise of any XLI Warrant in accordance with the provisions of this Agreement and the Escrow Agreement, and delivery to the Exchange Agent of the exercise price per share therefor, such XLI Warrant shall be converted into Merger Cash and a right to receive Contingent Cash, subject to and in accordance with Section 2.4.2.2 (XLI Warrants), this Section 2.7 (Distributions from Escrow), including, without limitation, Section 2.7.1 (Initial Escrow Distribution), and the Escrow Agreement. Merger Cash payable to the holder of any Private Warrant under this
Section 2.7.2 (Upon Exercise of XLI Warrants) shall be paid to the holder of such Private Warrant from the escrow proceeds delivered by Oak to the Escrow Agent pursuant to Section 2.5.2.2 (Escrow of Merger Cash for Private Warrants). Merger Cash payable to the holder of any XLI Warrant, other than a Private Warrant, under this Section 2.7.2 (Upon Exercise of XLI Warrants) shall be paid by the Exchange Agent to the holder of such XLI Warrant from the proceeds received by the Exchange Agent upon delivery to the Exchange Agent by the holder of such XLI Warrant of the exercise price per share due upon exercise of the XLI Warrant. (Net exercises of XLI Warrants, including any Private Warrants, shall be prohibited.) Contingent Cash payable to the holder of any XLI Warrant (including any Private Warrant) under this Section 2.7.2 (Upon Exercise of XLI Warrants), who exercises such XLI Warrant (including any Private Warrant) prior to March 31, 1999, shall be paid by the Escrow Agent, for the period commencing on January 1, 1998 and ending on March 31, 1999, in accordance with the provisions of Section 2.7.1 (Initial Escrow Distribution) and the terms of the Escrow Agreement. Contingent Cash payable to the holder of any Private Warrant under this Section 2.7.2 (Upon Exercise of XLI Warrants), who exercises such Private Warrant subsequent to March 31, 1999, shall be paid to the holder of such Private Warrant from the escrow proceeds delivered by Oak to the Escrow Agent with respect to such Private Warrant pursuant to Section 2.6.1.2 (Escrow of Contingent Cash) prior to exercise of such Private Warrant. Following exercise of such Private Warrant, any Contingent Cash amount payable to the holder

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 14

of such Private Warrant thereafter shall be paid to such Private Warrant holder by the Exchange Agent pursuant to Section 2.6.1.1 (Payment of Contingent Cash to XLI Stockholders).

          2.7.3 UPON TERMINATION OF THE ESCROW AGREEMENT. Upon termination of the Escrow Agreement (which shall occur upon expiration or exercise of all rights to purchase XLI Common Stock under the XLI Warrants), all funds, if any, remaining in escrow upon termination of the Escrow Agreement, less any exercise price amounts required to be delivered to Oak pursuant to Section 2.7.4 (Allocation of XLI Warrant Exercise Amounts), shall be paid out following the termination of the Escrow Agreement. Such amount shall be promptly delivered by the Escrow Agent to the Exchange Agent for distribution to the XLI Stockholders, and shall be allocated and distributed by the Exchange Agent subject to and in accordance with Section 2.6.1.1 (Payment of Contingent Cash to XLI Stockholders); provided, however, that such amount shall be paid out within fifteen (15) business days following delivery of the amount to the Exchange Agent.

          2.7.4 ALLOCATION OF XLI WARRANT EXERCISE AMOUNTS. All amounts received by the Escrow Agent or the Exchange Agent in connection with the exercise of any XLI Warrants, net of the Merger Cash amounts payable under the terms of the Escrow Agreement from the proceeds of any XLI Warrant exercises other than Private Warrant exercises, shall be delivered to Oak pursuant to the provisions of the Escrow Agreement. If, upon expiration of the term of the Escrow Agreement, the aggregate exercise price paid to Oak in connection with any exercise of XLI Warrants, net of amounts, if any, of Merger Cash payable with respect to any XLI Warrant (other than a Private Warrant) upon exercise of such XLI Warrant, exceeds the aggregate costs and expenses incurred by Oak in connection with the Escrow Agreement and the Exchange Agreement, including all costs and expenses that Oak reasonably expects to incur prior to and in connection with termination of the Exchange Agreement, then the amount representing such difference shall be promptly delivered by Oak to the Exchange Agent for distribution to the XLI Stockholders of record at the Effective Time (which shall include any XLI Stockholders who exercised their XLI Warrants prior to termination of the Escrow Agreement). Any such amount due to the XLI Stockholders shall be allocated and distributed to the XLI Stockholders subject to and in accordance with Section 2.6.1.1 (Payment of Contingent Cash to XLI Stockholders); provided, however, that such amount shall be paid out within thirty (30) business days following delivery of the amount to the Exchange Agent.

     2.8 EFFECTIVE DATE. Pixel, Sub and XLI shall each take or cause to be taken all such actions, or do or cause to be done, all such things as are necessary, proper or advisable under the laws of the State of Delaware to make effective the Merger, subject, however, to receipt of any required approval by outstanding shares of any of them in accordance with Delaware law and subject, also, to compliance with all other applicable laws. Upon compliance with applicable laws and upon receipt of any required approval of the outstanding shares of every party, a copy of the statutory Certificate of Merger as required by Section 251(c) of the Delaware General Corporation Law shall be filed in the office of the Delaware Secretary of State. The Merger shall become effective upon such filing.

               SECTION 3.  REPRESENTATIONS AND WARRANTIES OF OAK.

     Except as disclosed by Oak in Exhibit "F" to this Agreement, Oak represents and warrants to XLI that:



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 16

     3.1 ORGANIZATION AND GOOD STANDING. Each of Oak and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required; provided, however, that neither Oak nor Sub shall be required to be qualified in any jurisdiction in which its failure to qualify would not have a material and adverse effect on its operations or financial condition. Pixel is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required; provided, however, that Pixel may not be qualified in jurisdictions in which its failure to qualify would not have a material and adverse effect on its operations or financial condition. Sub is a wholly-owned subsidiary of Pixel and Pixel is a wholly-owned subsidiary of Oak. Sub does not own, lease or operate any property.

     3.2 AUTHORIZATION. All corporate action on the part of Oak, Pixel and Sub and their respective officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations of Oak, Pixel and Sub under this Agreement will be taken prior to the Effective Date. This Agreement, when executed and delivered, will constitute a valid and legally binding obligation of Oak, Pixel and Sub.

     3.3  OAK SEC FILINGS; FINANCIAL STATEMENTS.

          3.3.1 Oak has filed all forms, reports and documents required to be filed with the SEC since March 1, 1995, and has made available to XLI complete and correct copies of (i) its Annual Report on Form 10-K for the fiscal year ended June 30, 1997, (ii) its Quarterly Report on Form 10-Q for the period ended September 30, 1997, (iii) all proxy statements relating to Oak's meetings of stockholders (whether annual or special) held since January 1, 1997, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above and Reports on Form SR) filed by Oak with the SEC since January 1, 1997 and (iv) all amendments and supplements to all such reports and registration statements filed by Oak with the SEC (collectively, the "OAK SEC REPORTS"). The Oak SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Oak Subsidiaries is required to file any forms, reports or other documents with the SEC.

          3.3.2 Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Oak SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position of Oak and the Oak Subsidiaries as at the respective dates thereof and the consolidated results of Oak's operations and cash flows for the periods indicated.

          3.3.3 Oak has heretofore furnished to XLI a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 17

filed, to agreements, documents or other instruments which previously had been filed by Oak with the SEC pursuant to the Securities Act or the Exchange Act.

     3.4 COMPLIANCE WITH OTHER INSTRUMENTS. Oak is not in violation of any provisions of its Certificate of Incorporation or Bylaws as amended and in effect on the date of this Agreement; Pixel is not in violation of any provisions of its Articles of Organization or Bylaws as amended and in effect on the date of this Agreement. Neither Oak nor Pixel is in violation in any material respect of any provisions of any material instrument or contract to which it is a party, or, to the best of Oak's knowledge, of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to Oak or Pixel. The execution, delivery and performance of this Agreement will not result in any such violation or be in conflict with or constitute a default under any material contract or agreement to which Oak or Pixel is a party, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the property or assets of Oak pursuant to any such provision, except as otherwise contemplated by this Agreement.

     3.5 GOVERNMENT CONSENTS. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any federal or state governmental authority on the part of Oak, Pixel or Sub required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to, and be effective as of, the Effective Time.

               SECTION 4.  REPRESENTATIONS AND WARRANTIES OF XLI.

     For purposes of this Section 4, all references to XLI shall include the XLI Subsidiaries and all such representations and warranties shall apply to the XLI Subsidiaries except where the context makes such reference inapplicable. Except as disclosed by XLI in Exhibit "G" to this Agreement, XLI warrants and represents to Oak, Pixel and Sub that:

     4.1  ORGANIZATION AND GOOD STANDING.

          4.1.1 XLI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required; provided, however, that XLI may not be qualified in jurisdictions in which its failure to qualify would not have a material and adverse effect on its operations or financial condition.

          4.1.2 The XLI Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the country or state of their incorporation, and have all requisite corporate power and authority to carry on their businesses as now conducted and as proposed to be conducted, and are duly qualified as foreign corporations and are in good standing in all other jurisdictions in which such qualification is required; provided, however, that any XLI Subsidiary may not be qualified in a jurisdiction in which such failure to qualify would not have a material and adverse effect on its operations or financial condition.

          4.1.3 Other than the XLI Subsidiaries, XLI does not presently own or control, directly or indirectly, any other corporation, association, or other business entity.

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 18

     4.2  CAPITALIZATION.

          4.2.1 The authorized capital stock of XLI consists of Thirty Million (30,000,000) ($0.01 par value) shares of Common Stock, of which Two Million Thirty-Nine Thousand Three Hundred Ten (2,039,310) ($0.01 par value) shares are validly issued and outstanding, fully paid and non-assessable; and One Million (1,000,000) ($0.01 par value) shares of Preferred Stock, of which Eight Hundred Fifty Thousand (850,000) ($0.01 par value) shares are designated Series A Preferred Stock, of which Three Hundred Fifteen Thousand Two Hundred Thirty-Eight (315,238) ($0.01 par value) shares are validly issued and outstanding, fully paid and non-assessable, and of which Eighty-Five Thousand (85,000) shares are reserved for issuance upon exercise of the Underwriter's Warrant. The shares of Series A Preferred Stock of XLI issued and outstanding as of the date of this Agreement are convertible into Seven Hundred Eighty-Four Thousand Four Hundred Twenty-Nine (784,429) shares of XLI Common Stock in connection with the Merger, and the shares of XLI Preferred Stock reserved for issuance upon exercise of the Underwriter's Warrant are convertible into Two Hundred Fifty-Four Thousand Seven Hundred Sixty Five (254,765) shares of XLI Common Stock.

          4.2.2 XLI has adopted a 1990 Stock Option Plan and a 1992 Stock Option Plan under which options to purchase up to Two Hundred Ninety-Nine Thousand Nine Hundred Forty-Two (299,942) and One Fifty Thousand (150,000) shares of XLI Common Stock, respectively, may be granted to key employees, directors and consultants. Options to purchase Two Hundred Twenty-Nine Thousand Six Hundred Sixty-Eight (229,668) shares of XLI Common Stock and One Hundred Fifty Thousand (150,000) shares of XLI Common Stock are presently outstanding under the 1990 Stock Option Plan and the 1992 Stock Option Plan, respectively. No options to purchase shares of XLI Common Stock will be outstanding as of the Effective Time.

          4.2.3 Except as described below in this Section 4.2.3, no warrants or convertible notes to purchase shares of XLI Stock will be outstanding as of the Effective Time. Any such warrants or convertible notes outstanding at the Effective Time shall be exercisable only in exchange for the Consideration. The agreements governing the exercise of such warrants or convertible notes do not permit adjustments to be made in the number of shares of XLI Common Stock purchasable under such warrants or convertible notes or in the exercise prices of such warrants or convertible notes, at any time at or after the Effective Time.

               4.2.3.1 IPO Warrants to purchase Eight Hundred Forty-Five Thousand Three Hundred Twenty-Nine (845,329) shares of XLI Common Stock, at an exercise price of $6.4176 per share, are presently issued and outstanding. In addition, a warrant to purchase up to One Hundred Fifty Thousand Eight Hundred One (150,801) shares of XLI Common Stock and Eighty-Four Thousand Five Hundred Thirty-Two (84,532) IPO Warrants (the "REPRESENTATIVE'S WARRANT") was issued to the Underwriter in connection with XLI's initial public offering on January 12, 1993, and is presently outstanding. The exercise price of the Representative's Warrant is Six Hundred Fifty-Four Thousand Eight Hundred Seventy-Five Dollars ($654,875) (or $4.3426 per share of XLI Common Stock included in the Representative's Warrant) and the exercise price of the IPO Warrants included in the Representative's Warrant is $6.4176 per share. All IPO Warrants, including any IPO Warrants underlying the Representative's Warrant, expire on January 12, 1998. The Representative's Warrant expires on January 20, 1998.

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 19

               4.2.3.2 Class A Warrants to purchase Four Hundred Twenty-Seven Thousand Seven Hundred Fifty-Eight (427,758) shares of XLI Common Stock, at an exercise price of $2.608 per share, are presently issued and outstanding. In addition, a warrant to purchase Eighty-Five Thousand (85,000) units, at an exercise price of $4.80 per unit (the "UNDERWRITER'S WARRANT") was issued to the Underwriter in connection with XLI's public offering in February 1994, for a total exercise price of Four Hundred Eight Thousand Dollars ($408,000), and is presently outstanding. The units consist of up to Forty-Two Thousand Seven Hundred Seventy-Seven (42,777) Class A Warrants, having an exercise price of $2.608 per share, and Eighty-Five Thousand (85,000) shares of XLI Preferred Stock. The shares of XLI Preferred Stock underlying the Underwriter's Warrant are convertible into Two Hundred Fifty-Four Thousand Seven Hundred Sixty-Five shares of XLI Common Stock. All Class A Warrants, including any Class A Warrants underlying the Underwriter's Warrant, expire on February 11, 1999. The Underwriter's Warrant expires on February 22, 1999.

               4.2.3.3 Private 1995 Warrants to purchase Six Hundred Eight Thousand (608,000) shares of XLI Common Stock, at an exercise price ranging from $0.03125 to $0.10 per share, are presently issued and outstanding. All Private 1995 Warrants will have expired by no later than December 31, 2000.

               4.2.3.4 Private 1996 Warrants to purchase Five Hundred Ninety-Three Thousand Four Hundred Sixty-Two (593,462) shares of XLI Common Stock, at an exercise price of $0.01 per share, are presently issued and outstanding. All Private 1996 Warrants will have expired by no later than May 31, 2001.
          4.2.4 XLI has reserved sufficient shares of XLI Common Stock for issuance upon conversion of any issued and outstanding shares of XLI Preferred Stock and upon exercise of any options, warrants, convertible notes, convertible securities or other rights presently outstanding.

          4.2.5 All outstanding securities of XLI were issued in compliance with applicable federal and state securities laws.

          4.2.6 There are no other options, warrants, convertible notes, convertible securities or other rights presently outstanding to purchase any of the authorized but unissued capital stock of XLI or the XLI Subsidiaries.

     4.3 AUTHORIZATION. All corporate action on the part of XLI and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations of XLI under this Agreement will be taken prior to the Effective Date. This Agreement, when executed and delivered, will constitute a valid and legally binding obligation of XLI.

     4.4  XLI SEC FILINGS; FINANCIAL STATEMENTS.

          4.4.1 XLI has filed all forms, reports and documents required to be filed with the SEC since January 1, 1993, and has made available to Oak and Pixel complete and correct copies of (i) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, (ii) its Quarterly Reports on Form 10-QSB for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997,
(iii) all proxy statements relating to XLI's meetings of stockholders (whether annual or special) held since January 1, 1993, (iv) all other reports or registration statements (other than Reports on Form 10-QSB not referred to in clause (ii) above and Reports on Form SR) filed by XLI with the SEC since January 1, 1993

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 20

and (iv) all amendments and supplements to all such reports and registration statements filed by XLI with the SEC (collectively, the "XLI SEC REPORTS"). The XLI SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the XLI Subsidiaries is required to file any forms, reports or other documents with the SEC.

          4.4.2 Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the XLI SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position of XLI and the XLI Subsidiaries as at the respective dates thereof and the consolidated results of XLI's operations and cash flows for the periods indicated.

          4.4.3 XLI has heretofore furnished to Oak and Pixel a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by XLI with the SEC pursuant to the Securities Act or the Exchange Act.

     4.5  OWNERSHIP OF PROPERTY.

          4.5.1 Except (a) as reflected in the XLI SEC Reports or in the notes thereto, (b) for liens for current taxes not yet delinquent, (c) for liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (d) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or (e) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, XLI owns its property free and clear of all mortgages, liens, loans and encumbrances. With respect to the property it leases, XLI is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims and encumbrances, subject to clauses (b) through (e) above.

          4.5.2     All leases described in the list delivered pursuant to
Section 4.28(xii) (Additional Disclosure) are in full force and effect, and there are no material defaults by either party thereunder. XLI owns no real property and will not acquire any real property before the Effective Date.

          4.5.3 The personal property described in the list delivered pursuant to Section 4.28(xiii) (Additional Disclosure) is not held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, nor is such property located other than in the possession of XLI. There will be no material and adverse changes in the amount and type of tangible personal property in the possession of, or used by, XLI during the period from September 30, 1997 to and including the Effective Date.

          4.5.4 All personal property owned by XLI, taken as a whole, is in good condition and repair, subject to normal wear and tear, and its use in the business of XLI is in compliance with all material, applicable, governmental regulations.

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 21

     4.6 LIABILITIES. XLI has no material liabilities except as disclosed herein and in the XLI SEC Reports.

     4.7  INVENTORIES.    The inventories of XLI, whether finished goods, work
in process or raw materials, shown on the XLI SEC Reports or thereafter acquired, are all items of a quality usable or saleable in the ordinary and usual course of the business of XLI, except for inventory items which are obsolete or not usable or saleable in the ordinary course of business which have been written down to an amount not in excess of realizable market value or for which adequate reserves or allowances have been provided in the XLI SEC Reports. The values at which inventories are carried reflect the inventory valuation policy of XLI which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis.

     4.8 RAW MATERIALS. All raw materials and finished goods purchased by XLI and placed in inventory were done so in the ordinary course of XLI's business and are presently available on reasonable terms and conditions from the vendors listed on the vendors list provided pursuant to Section 4.28(ix) (Additional Disclosure). There are no sole source providers of raw materials or finished goods material to XLI's business.

     4.9  SALES CONTRACTS AND BIDS.   All cost and pricing data stated in the
bids, proposals, quotations, sales contracts and other commitments described on the list provided pursuant to Section 4.28(xv) (Additional Disclosure) were when made, accurate, complete and current in all material respects. To the best of XLI's knowledge, each such sales contract and other commitment is a valid agreement pursuant to which no default of any material nature exists or is contemplated thereunder, and no notice of cancellation thereof has been received by XLI nor is XLI aware of any contemplated cancellation thereof by the customer thereunder. To the best of XLI's knowledge, none of such documents (i) contains terms, conditions or requirements which exceed the current capacity or capabilities of XLI or calls for performance unattainable within XLI's current capabilities, (ii) is the subject of any change or adjustment yet to be negotiated with the customer thereunder, (iii) is subject to any dispute or (iv) provided Oak and Pixel make no material changes in XLI's performance standards or operating procedures or levels, will result upon completion of performance either in a total cost of performance which is in excess of the contract or bid price, or a cost to complete performance in excess of the remaining unbilled portion of the contract price. To the best of XLI's knowledge, no sales contract or other commitment of XLI completed or under performance is or will be the subject of any claim against XLI for reduction in the purchase price, return of excess profits or violation of any government regulations or contracting procedures.

     4.10 QUALITY AND CONFORMANCE OF PRODUCTS. XLI's products and all components thereof, whether actually delivered or currently being produced, packaged or manufactured by XLI, have met or meet the specifications set forth in the sales contracts or purchase orders relating to such products and any applicable governmental minimum quality standards. To the best of XLI's knowledge, each such product and component is free from any defect in quality, materials or packaging standards that would subject XLI to any contract claim, product liability or other liability of any nature whatsoever, whether asserted by the purchaser thereof or any third party.

     4.11 ACCOUNTS RECEIVABLE. All of the accounts receivable of XLI shown on the XLI SEC Reports or thereafter acquired arose and are collectible in the ordinary and usual course of XLI's business, except that the value of any account receivable, the collection of which is doubtful or which is subject to a defense or set-off, has been written down to an amount not in excess of realizable market value or adequate

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 22

reserves or allowances therefor have been provided in the XLI SEC Reports. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of XLI which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis.

     4.12 TAXES. XLI and the XLI Subsidiaries have prepared and filed all state, local, United States and other applicable domestic or foreign jurisdictions corporate income, real and personal property, withholding, sales and other tax returns that are required to be filed by them and have paid or made provision for the payment of all taxes that have become due pursuant to such returns or are otherwise due. The tax returns of XLI and the XLI Subsidiaries have not been audited by the Internal Revenue Service or any other governmental agency. No deficiency, assessment or proposed adjustment of XLI's or any XLI Subsidiary's taxes is pending and XLI has no knowledge of any proposed liability for any tax to be imposed upon its or any XLI Subsidiary's properties or assets. XLI has not made an election under Section 341(f) of the Code. XLI has not made or agreed (or been required) to make any adjustment or change in accounting method. No material special charges, penalties, fines, liens or similar encumbrances have been asserted against XLI or the XLI Subsidiaries with respect to the payment or failure to pay any taxes which have not been paid or received without further liability to XLI or the XLI Subsidiaries. Proper and accurate amounts have been withheld by XLI and the XLI Subsidiaries from their employees for all periods in compliance with the withholding provisions of applicable law. No payments by XLI to its officers, directors, employees or consultants under any contact, plan or agreement, including but not limited to this Agreement, or payments contemplated by this Agreement, constitute parachute payments within the meaning of Section 280G of the Code.

     4.13 FIRPTA STATUS. XLI is not, and has not been at any time during the five year period preceding the date hereof, a "United States real property holding corporation" as defined in Section 897 of the Code and the regulations promulgated thereunder.

     4.14 CUSTOMER LIST. It is understood and agreed by the parties hereto that no representation is being made hereunder that the customers listed on the customer list provided pursuant to Section 4.28(viii) (Additional Disclosure) will become or remain customers of XLI subsequent to the Effective Date.

     4.15 VENDORS LIST. XLI is not aware of any vendor appearing on the vendors list provided pursuant to Section 4.28(ix) (Additional Disclosure) that has refused to (or threatened to refuse to) continue to do business with XLI or has threatened to refuse to do business with XLI after the Merger on the same terms and conditions as XLI did business with such vendors prior to the Effective Date and in no event on terms and conditions less favorable to Oak and Pixel than customary terms and conditions in XLI's industry. To the best knowledge of XLI, no vendor appearing on the vendors list provided pursuant to Section 4.28(ix) (Additional Disclosure) has the right to terminate any agreement entered into with XLI.

     4.16 BUSINESS CHANGES. Since September 30, 1997, except as otherwise contemplated by this Agreement, XLI has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

          4.16.1 XLI has not sustained any damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 23

restriction or regulation, other calamity or other event (whether or not covered by insurance) materially and adversely affecting the financial condition, business, assets or operations of XLI.

          4.16.2 There have been no changes in the financial condition, business, assets, operations, obligations or liabilities (fixed or contingent) of XLI which, in the aggregate, have had or may be reasonably expected to have (whether before or after the Effective Time of the Merger) a materially adverse effect on the financial condition, business, assets or operations of XLI.

          4.16.3 XLI has not issued, or authorized for issuance, any equity security, bond, warrant, note, convertible security or other security of XLI, except for shares of XLI Stock issued upon the exercise of the outstanding stock options or the outstanding warrants referenced in Sections 4.2.2 and 4.3.3 (Capitalization), respectively, or accelerated the vesting of any employee stock benefits (including vesting under stock purchase agreements or exercisability of stock options) and XLI has not granted, or entered into, any commitment or obligation to issue or sell any such equity security, bond, warrant, note, convertible security or other security of XLI, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise, except for shares of XLI Stock issuable upon the exercise of the outstanding stock options and the outstanding warrants referenced in Sections 4.2.2 and 4.3.3 (Capitalization), respectively.

          4.16.4 XLI has not incurred additional debt for borrowed money, nor incurred any obligation or liability (fixed or contingent), except in the ordinary and usual course of the business of XLI and consistent with past practice.

          4.16.5 XLI has not paid any obligation or liability (fixed or contingent), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit or appeal, pending or threatened against it or any of its assets or properties, except for current liabilities included in the XLI SEC Reports and current liabilities incurred since the date of the XLI SEC Reports in the ordinary and usual course of the business of XLI and consistent with past practice.

          4.16.6 XLI has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of XLI, and is not required to declare or accrue any dividend, payment or other distribution with respect to any share of capital stock of XLI.

          4.16.7 XLI has not split, combined or reclassified its capital stock or issued or authorized or proposed the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock. XLI has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of XLI.

          4.16.8 XLI has not mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, nor has it committed itself to do any of the foregoing, except for liens for current taxes which are not yet due and payable and purchase-money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business.

          4.16.9 XLI has not disposed of, or agreed to dispose of, any asset or property, tangible or intangible, except in the ordinary and usual course of business, and in each case for consideration at least equal to the fair value of such asset or property, nor has XLI leased or licensed to others (including officers and directors), or agreed so to lease or license, any asset or property, except in the ordinary course

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 24

of business, nor has XLI discontinued any product line or the production, sale or other disposition of any of its products or services.

          4.16.10 XLI has not purchased or agreed to purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity; XLI has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business, and no commitment has been made which includes obligations of XLI extending beyond March 31, 1998.

          4.16.11 XLI has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business, nor has XLI waived any right of substantial value or canceled any debts or claims or voluntarily suffered any extraordinary losses which individually or in the aggregate would have a materially and adverse effect on the business of XLI.

          4.16.12 XLI has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any XLI Intellectual Property Rights, except in the ordinary course of business and XLI has not amended or modified any existing agreements with respect to the XLI Intellectual Property Rights.

          4.16.13 XLI has not effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement.

          4.16.14 Except for (i) the increases in wages, salaries and benefits reflected on the employee list provided pursuant to Section 4.28(xvi) (Additional Disclosure) at the rates shown thereon and (ii) normal merit wage, salary and benefit increases for non-senior management employees consistent with XLI's established practices, XLI has not paid or committed itself to pay to or for the benefit of any of its directors, officers, employees or stockholders any compensation of any kind other than wages, salaries and benefits at times and rates in effect prior to September 30, 1997.

          4.16.15 XLI has not effected or agreed to effect any change in its directors or executive management.

          4.16.16 Except as set forth in Section 6.1.3 (Amendment of XLI Certificate of Incorporation), XLI has not effected or committed itself to effect any amendment or modification to its Certificate of Incorporation or Bylaws.

          4.16.17 To the knowledge of XLI, no statute has been enacted nor has any rule or regulation been adopted (whether before or after September 30, 1997) which may reasonably be expected to have a material and adverse effect on the financial condition, business, assets or operations of XLI.

          4.16.18 XLI has not effected any change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates).

          4.16.19 XLI has not revalued any of its assets.

          4.16.20 XLI has not made any loan to any person or entity.

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 25


          4.16.21 XLI has not granted any exclusive or royalty free licenses to make, use or sell any XLI Intellectual Property Rights or products since September 30, 1997.

          4.16.22 XLI has not taken or agreed to take, and will not take or agree to take, any of the actions described in Sections 4.16.1 to 4.16.21 above, or any action which would make any of the representations or warranties of XLI contained in this Agreement untrue or incorrect on the Effective Date, or prevent XLI from performing or cause XLI not to perform its covenants hereunder, or result in any of the conditions to the Merger set forth herein not being satisfied.

     4.17 XLI INTELLECTUAL PROPERTY RIGHTS. XLI owns, or is otherwise licensed or has sufficient rights to use, all XLI Intellectual Property Rights used in the business of XLI, and the same are sufficient to conduct its business as it has been and is now being conducted. All patents, registered trademarks and copyrights held by XLI are valid. There are no claims, disputes, actions, proceedings, suits or appeals pending against XLI or Carley Corporation with respect to any XLI Intellectual Property Rights, and, to the knowledge of XLI, none have been threatened against XLI or Carley Corporation . To the knowledge of XLI, there are no facts or circumstances which would reasonably serve as a basis for any claim (i) that the manufacture, sale or use of any product, or any licensing of XLI Intellectual Property Rights, infringes on any patent, copyright or trade secret, (ii) against the use by XLI of any XLI Intellectual Property Rights or (iii) challenging the ownership or validity of any XLI Intellectual Property Rights. To the knowledge of XLI, there is no unauthorized use, infringement or misappropriation of any XLI Intellectual Property Rights by any third party, including Adam Carley, Leonard Weisberg, Carley Corporation or any employee or consultant, or former employee or consultant, of XLI. Neither XLI nor Carley Corporation has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of trade secrets, patents, trademarks, service marks or copyrights, which has not been finally terminated prior to the date hereof nor does XLI have knowledge of any infringement liability with respect to, or infringement by, XLI or Carley Corporation of any trade secret, patent, trademark, service mark or copyright of another. XLI maintains a trade secret protection program pursuant to which its officers, employees and consultants have been requested to sign a Development and Confidential Information Agreement. Since January 1, 1993 and thereafter, each of the XLI's officers, employees and consultants with access to technical data of XLI has signed such an agreement and each such an agreement remains in full force and effect. To the knowledge of XLI, none of its officers, employees or consultants is in violation of such agreements.

     4.18 COMPLIANCE WITH LAW. Except for possible minor exceptions, the curing or non-curing of which would not have a material effect on the financial condition, business, assets or operations of XLI, the business of XLI has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities, including, without limiting the generality of the foregoing, ERISA and all other laws, regulations and orders relating to employment practices and procedures and the health and safety of employees. XLI has not received any notice of alleged violations of the foregoing.

     4.19 HAZARDOUS MATERIALS; ENVIRONMENTAL MATTERS. XLI and the XLI Subsidiaries to the best of XLI's knowledge (i) have obtained all applicable permits, licenses and other authorizations which are required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by XLI or the XLI Subsidiaries (or

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 26


their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder;
(iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from XLI's or any of XLI's Subsidiaries (or any of their respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by XLI or the XLI Subsidiaries (or any of their respective agents) thereunder.

     4.20 ERISA AND RELATED MATTERS.

          4.20.1 The XLI Pension Plans are qualified under Section 401 of the Code and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of the XLI Pension Plans which could cause the loss of such qualification or exemption or the imposition of any liability or tax under ERISA or the Code.

          4.20.2 Neither XLI nor any Related Party maintains or has ever maintained a pension plan subject to Title IV of ERISA.

          4.20.3 There is no material violation of ERISA or the Code with respect to the filing of applicable statements, reports, documents and notices with the Secretary of Labor or the Secretary of the Treasury or the furnishing of statements, reports, documents and notices to the participants or beneficiaries with respect to the XLI Employee Benefit Plans.

          4.20.4 True, correct and complete copies of the following documents for each XLI Employee Benefit Plan have been made available to Oak or its counsel by XLI: (i) all plan documents and related trust documents, insurance contracts and other documents pursuant to which benefits under such Plans are funded or paid, including all amendments, modifications and supplements thereto,
(ii) Forms 5500, financial statements and actuarial reports, if any, for the last three Plan years and any estimates of projected future liabilities, (iii) the last Internal Revenue Service determination letter, (iv) the most recent summary Plan descriptions, (v) all written communications given to all or any specific group of employees and (vi) written descriptions of all oral agreements relating to the Employee Benefit Plans.

          4.20.5 There are no pending claims or lawsuits which have been asserted or instituted against any XLI Employee Benefit Plan, the assets of any of the trusts under such Plans, XLI or a Related Party or against any fiduciary of any Employee Benefit Plan with respect to the operation of such Plans, nor does XLI have knowledge of facts which could form the basis for any such claim or lawsuit.

          4.20.6 All amendments and actions required to have been taken prior to the date hereof to bring the XLI Employee Benefit Plans and the XLI Pension Plans into conformity in all material respects with all of the applicable provisions of ERISA and all other applicable laws have been made or taken.

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 27

          4.20.7 Any bonding required with respect to the XLI Pension Plans in accordance with applicable provisions of ERISA has been obtained, and will be in full force and effect until the Effective Time.

          4.20.8 Each XLI Employee Benefit Plan has been maintained, in all material respects, in accordance with its terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable law, and neither XLI (or a Related Party) nor any "party in interest" or "disqualified person" with respect to any such Employee Benefit Plan has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Title I, Part 4 of ERISA for which no statutory or administrative exemption exists.

          4.20.9 None of the XLI Employee Benefit Plans which are "welfare benefit plans" within the meaning of Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required under COBRA or at the expense of the participant or the participant's beneficiary. XLI and each Related Party has complied in all material respects with the notice and continuation requirements of COBRA. There are no commitments, whether contractual in nature or based upon any representation, warranty or other undertaking by XLI which would preclude Oak or Pixel from increasing the cost charged individuals for participating in any continuing medical benefit coverage.

          4.20.10 Neither XLI nor any Related Party has withdrawn in a complete or partial withdrawal from any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA prior to the Effective Time. Neither XLI nor any Related Party has contributed to or been obligated to contribute to any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA.

          4.20.11 Nothing expressed or implied in this Agreement shall confer upon any employee of XLI or a Related Party, any beneficiary or dependent of such employee, or upon any legal representative or collective bargaining agent of such employee, or upon any other person not a party to this Agreement any rights or remedies, of any nature or kind whatsoever, under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period or any right to participation or to continued participation in any XLI Employee Benefit Plan or in any compatible arrangement for current or deferred compensation.

          4.20.12 XLI has no arrangements covering employees maintained outside the United States which would be Employee Benefit Plans if they were maintained inside the United States.

     4.21 EMPLOYEES.

          4.21.1 The officers and directors of XLI are, and except to the extent, if any, that Oak shall be notified of changes, will be immediately prior to the Effective Time, as set forth on the employee list delivered pursuant to
Section 4.28(xvi) (Additional Disclosure); such list also sets forth:

               4.21.1.1 The names of all full-time present employees and their annual compensation from XLI (including, without limitation, salaries, bonuses, overrides and commissions) for the present fiscal year (at their present or presently anticipated rates, including bonuses, overrides and commissions);



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Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 28

               4.21.1.2 A list of all employment contracts, bonus, stock option, profit sharing and other agreements, plans, arrangements or authorizations providing for employee remuneration or benefits to which XLI is a party or by which it is bound;

               4.21.1.3 A list of all material consulting, agency and distribution relationships and agreements to which XLI is a party or by where it is bound; and

               4.21.1.4 The names of all persons, if any, holding powers-of-attorney from XLI and a summary statement of the terms thereof. XLI has delivered to Oak copies of all powers-of-attorney set forth in such list.

          4.21.2 Except as they may be modified by judicial doctrines in the Commonwealth of Massachusetts, all of XLI's employment contracts and consulting agreements are terminable at will.

          4.21.3 XLI has not, since December 31, 1996, paid any bonuses, premiums or other unusual payments to its officers, directors, employees or other persons, except as set forth in such employee list.

          4.21.4 Except as disclosed on such employee list, XLI has not made any loans or advances to any employee, officer, director or agent of XLI, except in the ordinary course of business.

          4.21.5 XLI has no contract with, or commitment or liability to, any labor organization or association of employees, or pending or contemplated negotiation with any such organization or association, and no attempt, plan or threat to organize the employees of XLI is pending or, to the best of XLI's knowledge, is threatened or contemplated.

     4.22 LITIGATION. There is no action, proceeding or investigation pending or, to the best knowledge of XLI, threatened against XLI before any court or administrative agency that might result, either individually or in the aggregate, in any material liability on the part of XLI or in any material and adverse change in the business of XLI or in XLI's ability to carry on its businesses or which questions the validity of this Agreement or any actions taken or to be taken in connection therewith.

     4.23 MATERIAL CONTRACTS. All XLI Material Contracts are in full force and effect and are legal, binding and enforceable by XLI. XLI is not in material default under any of such contracts and, to the best of XLI's knowledge, no other party to any such contract is in material default thereunder.

     4.24 COMPLIANCE WITH OTHER INSTRUMENTS. XLI is not in violation of any provisions of its Certificate of Incorporation or Bylaws as amended and in effect on the date of this Agreement. XLI is not in violation in any material respect of any provisions of any material instrument or contract to which it is a party, or, to the best of its knowledge, of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to XLI. The execution, delivery, and performance of this Agreement will not result in any such violation or be in conflict with or constitute a default under any material contract or agreement to which XLI is a party, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the property or assets of XLI pursuant to any such provision.



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 29

     4.25 GOVERNMENT CONSENTS. All consents, approvals, orders or authorizations of, or registrations, qualifications, designation, declarations or filings with any federal or state governmental authority on the part of XLI required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to, and be effective as of, the Effective Time.

     4.26 CERTAIN TRANSACTIONS. XLI is not indebted, either directly or indirectly, to any of its officers, directors or stockholders, or their respective spouses or children, in any amount whatsoever, other than for payment of salary for services rendered and reasonable expenses; none of said officers, directors, stockholders, or to the best of XLI's knowledge, any members of their immediate families, are indebted to XLI or have any direct or indirect ownership interest in any firm or corporation (except with respect to any interest in less than five percent (5%) of the stock of any corporation whose stock is publicly traded): (a) with which XLI is affiliated; (b) with which XLI has a business relationship; or (c) or any firm or corporation which competes with XLI. No such officer, director or stockholder, or to the best of XLI's knowledge, any members of their immediate families, is, directly or indirectly, interested in any material contract with XLI excluding options granted under the 1990 Stock Option Plan or the 1992 Stock Option Plan and excluding outstanding warrants. XLI is not a guarantor or indemnitor of any indebtedness of any other person, firm or entity.

     4.27 BROKERS OR FINDERS. XLI has not incurred and will not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.28 ADDITIONAL DISCLOSURE. XLI has delivered or made available to Oak or its counsel true and complete copies of:

          (i) the currently effective Certificate of Incorporation and Bylaws of XLI.

          (ii) a complete list of all agreements entered into by XLI, if any, providing for the acquisition of its present business or any portions thereof.

          (iii) a complete list of all federal and other tax returns filed by XLI and any XLI Subsidiary for each of the most recent three (3) fiscal years ended December 31.

          (iv) a list showing (A) the names and addresses of the holders of XLI Common Stock, XLI Preferred Stock, IPO Warrants, Class A Warrants, Private 1995 Warrants, Private 1996 Warrants, the XLI Subordinated Notes, the Representative's Warrant, the Underwriter's Warrant and all outstanding stock options (including designation of any XLI option which is an incentive stock option under Section 422A of the Code), (B) the number of shares of XLI Stock held by, or subject to warrants, convertible notes, convertible securities, options or other rights granted or issued to the holders thereof, (including any IPO Warrants, Class A Warrants, Private 1995 Warrants, Private 1996 Warrants, XLI Subordinated Notes, Representative's Warrant or Underwriter's Warrant), including all adjustments to the number of such shares or shares underlying such warrants, convertible notes, convertible securities, options or other rights (including any IPO Warrants, Class A Warrants, Private 1995 Warrants, Private 1996 Warrants, XLI Subordinated Notes, Representative's Warrant or Underwriter's Warrant), (C) the manner in which such shares, warrants, convertible notes, convertible securities, options or other rights are so held (including any IPO Warrants, Class A Warrants, Private 1995 Warrants, Private 1996 Warrants, XLI Subordinated Notes, Representative's Warrant or Underwriter's Warrant), including copies of any XLI stock option or similar



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 30

plans and a copy of each outstanding warrant agreement, convertible note agreement, convertible security agreement and stock option agreement, and (D) the price payable by each holder thereof in connection with the exercise of any such warrant, convertible note, convertible security, option or other right to purchase shares of XLI Stock (including any IPO Warrants, Class A Warrants, Private 1995 Warrants, Private 1996 Warrants, XLI Subordinated Notes, Representative's Warrant or Underwriter's Warrant).

          (v) a list (including titles) of the current directors and officers of XLI and the XLI Subsidiaries.

          (vi) a list of all jurisdictions in which XLI and any XLI Subsidiary is qualified as a foreign corporation or is licensed to do business, and a complete list of all jurisdictions in which XLI and any XLI Subsidiary is conducting, or has conducted, any business during the last two (2) years.

          (vii) a complete list of all licenses, permits, certificates or other evidences of authority of XLI or any XLI Subsidiary to conduct its business or any part thereof.

          (viii)    a customer list.

          (ix) a list of all vendors of design tools, raw materials, finished goods and other products placed in inventory by XLI.

          (x)  an aged list of all accounts receivable as of December 31, 1997.

          (xi) an aged list of all accounts payable and all other short-term liabilities as of December 31, 1997.

          (xii) a list of all real property in which it has a leasehold interest or other interest, the uses thereof by it, and any material lien, security interest, charge or encumbrance thereon (which list of real property shall include the addresses and (if known) square footage of all properties and, if applicable, the aggregate monthly rental or other fee payable under any lease).

          (xiii) a list setting forth by location all furniture, equipment, automobiles, supplies and other tangible personal property owned by, in the possession of or used by it in connection with its business which has a book value in excess of One Thousand Dollars ($1,000).

          (xiv) a list containing the names of each bank, savings institution or mutual fund in which XLI or any XLI Subsidiary has an account or safe deposit box and the names of all persons authorized to draw thereon or who have access thereto.

          (xv) a list of all outstanding bids, proposals, quotations, sales contracts and other commitments for the sale or license of its products.

          (xvi) a list of all employees of XLI or any XLI Subsidiary including a description of their wages, salaries and benefits, their salary review dates, accrued vacation, accrued sick leave and similar items.



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 31

          (xvii) a list of all patents, copyrights, trademarks, trade names, service marks, and any applications therefor, utility models, devices, designs, mask-works, net lists, trade secrets, drawings, schematics, technology, microcode, computer software programs and any and all documentation related to the foregoing list. The list should specify the jurisdictions in which each XLI Intellectual Property Right has issued or been registered or in which an application for such issuance or registration has been filed, including the respective registrations and application numbers.

          (xviii)   a list of all Employee Benefit Plans including the XLI
Pension Plans.

          (xix) a list of all fire and casualty, property, and directors' and officers' insurance policies maintained by it.

          (xx) a list of all written contracts, personal property leases and other agreements under which XLI or any XLI Subsidiary is bound to pay Fifty Thousand Dollars ($50,000) or more in the aggregate on an annual basis together with the amount of such annual payment (the "XLI MATERIAL CONTRACTS").

          (xxi) a complete list of all investments of XLI or any XLI Subsidiary in securities (whether debt or equity), if any, including investments in subsidiaries.

          (xxii) a complete list of any consents or approvals required to be obtained from third parties by XLI or any XLI Subsidiary in order to consummate the Merger, as well as the subsequent merger of XLI with and into Pixel, including any required consents or approvals relating to contracts, licenses, leases and other instruments material to the business of XLI.

          (xxiii)   a list of all notes payable and all other long-term
liabilities as of December 31, 1997, including, without limitation, all XLI Subordinated Notes.

          (xxiv) a list of all agreements, setting forth the parties, dates of execution and expiration dates, which relate to the XLI Intellectual Property Rights, to which XLI or any XLI Subsidiary is a party or to which any of the XLI Intellectual Property Rights are subject.

          (xxv) a list of all consultants employed by XLI or any XLI Subsidiary since January 1, 1993.

          (xxvi) a list of all liens, encumbrances and security interests encumbering any assets of XLI or any XLI Subsidiary.

     All items delivered as described above in this Section 4.28 are identified by the Section numbers as set forth above and attached hereto as Exhibit "H."

     XLI has made available its Minute Books for inspection by Oak and its counsel. Copies of any documents listed or described in any of the lists, schedules or exhibits referenced in this Section 4.28 (Additional Disclosure) have, if requested by Oak, been furnished to Oak or its counsel. All such documents furnished to Oak are correct and complete copies, and there are no amendments or modifications thereto, except as expressly noted in such list, schedule or exhibit in which such document is referenced. The Minute Books of XLI made available to Oak and its counsel for inspection contain full,



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 32

complete and accurate records of all meetings and other corporate actions taken by the directors and stockholders of XLI. Any approval or consent of the directors or stockholders of XLI required to be obtained by XLI in connection with any action taken by XLI prior to the date of this Agreement was obtained by XLI in accordance with its Certificate of Incorporation and Bylaws then in effect and the requirements of applicable law. The lists, schedules and exhibits delivered pursuant to this Section 4.28 (Additional Disclosure) are correct and complete on the date of their delivery.

     4.29 COMPLETE DISCLOSURE.   To the best of XLI's knowledge, neither this
Agreement nor any of the documents delivered to Oak or Pixel by XLI in connection herewith contains any untrue statement of a material fact or omits a statement of any material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

     4.30 MATERIALITY. Representations and warranties in this Section 4 limited to "material" items mean items material to XLI on a consolidated basis.

        SECTION 5.  REPRESENTATIONS AND WARRANTIES OF PARTY STOCKHOLDERS

     Each Party Stockholder represents and warrants to Oak, Pixel and Sub that it has the capacity and authority to enter into this Agreement and to execute and deliver to Oak its Irrevocable Proxy to vote in favor of the adoption of this Agreement, the approval of the Merger and the appointment of the Stockholder Representatives. Each Stockholder Party further represents and warrants to Oak and Pixel that this Agreement and the Irrevocable Proxy, when executed and delivered, will constitute valid and legally binding obligations of such Stockholder Party.

                             SECTION 6.  COVENANTS.

     6.1 XLI COVENANTS. XLI covenants with Oak, Pixel and Sub, as an inducement to Oak, Pixel and Sub to enter into this Agreement, that:

          6.1.1     SPECIAL MEETING; PROXY STATEMENT.

               6.1.1.1 XLI shall prepare, in cooperation with Oak and Pixel, and XLI shall file with the SEC under the Exchange Act preliminary proxy materials for the purpose of soliciting proxies from XLI Stockholders to vote in favor of the adoption of this Agreement, the approval of the Merger and the appointment of the Stockholder Representatives at a special meeting of XLI Stockholders to be called and held for such purpose (the "XLI SPECIAL MEETING"). XLI, with the assistance of Oak and Pixel, shall promptly respond to any SEC comments on the proxy materials and shall otherwise use its best efforts to resolve as promptly as practicable all SEC comments to the satisfaction of the SEC. XLI agrees to provide to Oak and Pixel copies of any proxy materials or correspondence related thereto prior to any filing of such proxy materials or correspondence with the SEC.

               6.1.1.2 Promptly following the resolution to the satisfaction of the SEC of all SEC comments on the proxy statement (or the expiration of the ten-day period under Rule 14a-6(a) under the Exchange Act, if no SEC comments are received by such date), XLI shall distribute the proxy statement to the XLI Stockholders and, pursuant thereto, shall call the XLI Special Meeting in accordance with the Delaware General Corporation Law and shall solicit proxies from the XLI Stockholders to vote in favor of


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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 33

the adoption of this Agreement, the approval of the Merger and the appointment of the Stockholder Representatives at the XLI Special Meeting.

               6.1.1.3 XLI shall comply with all applicable provisions of the Delaware General Corporation Law in the preparation, filing and distribution of the proxy statement, the solicitation of proxies thereunder, and the calling and holding of the XLI Special Meeting. Without limiting the foregoing, XLI shall ensure that the proxy statement does not, as of the date on which it is distributed to XLI Stockholders, and as of the date of the XLI Special Meeting, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that XLI shall only be responsible for the accuracy and completeness of information relating to XLI or furnished by XLI in writing for inclusion in the proxy statement).

               6.1.1.4 XLI, acting through its Board of Directors, shall include in the proxy statement the recommendation of its Board of Directors that the XLI Stockholders vote in favor of the adoption of this Agreement, the approval of the Merger and the appointment of the Stockholder Representatives, and shall otherwise use its best efforts to obtain the requisite stockholder approval.

               6.1.1.5 The proxy statement shall comply with the notice provisions of Section 262(d) of the Delaware General Corporation Law.

          6.1.2 APPRAISAL MATTERS. Upon such approval of this Agreement, the Merger and the appointment of the Stockholder Representatives by the XLI Stockholders, XLI shall, within ten (10) days after the Effective Date, mail to each stockholder entitled thereto under Section 262(d)(1) of the Delaware General Corporation Law a notice of that the Merger has become effective. XLI shall deliver to Oak and Pixel, on the first business day after the XLI Special Meeting, a certificate of the Secretary of XLI (the "XLI CERTIFICATE OF OBJECTIONS") stating the number of shares of XLI Stock as to which written demands for appraisal were filed in accordance with the Delaware General Corporation Law. The XLI Certificate of Objections shall include the names and mailing addresses of the XLI Stockholders who shall have filed written demands for appraisal.

          6.1.3 AMENDMENT OF XLI CERTIFICATE OF INCORPORATION. XLI agrees to solicit from the XLI Stockholders waivers of certain provisions of the XLI Certificate of Incorporation as requested by Oak or Pixel, including without limitation waivers of the dividend and liquidation provisions set forth therein in exchange for the Consideration set forth in this Agreement.

          6.1.4     NOTICE OF DEFAULT OR CLAIM.   XLI will give prompt written
notice to Oak and Pixel of any notice of default received by it subsequent to the date of this Agreement and prior to the Effective Time of the Merger under any instrument or agreement to which XLI is a party or by which it is bound, and of the assertion of any claim which, if upheld, would render inaccurate any representation of XLI herein.

          6.1.5 NO SOLICITATION. Subject to this Section 6.1.5, XLI and the Party Stockholders shall not, and XLI shall use its best efforts to cause its Related Parties and each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (a) solicit, initiate or knowingly encourage discussions or negotiations with any person or entity (other than Oak or Pixel) concerning any merger, consolidation, sale of material assets, tender offer (including a self-tender offer), recapitalization,

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 34

accumulation of XLI Stock, proxy solicitation or other business combination involving XLI, any XLI Subsidiary or any division of XLI or of any XLI Subsidiary ("XLI TRANSACTION PROPOSAL") or (b) provide any non-public information concerning the business, properties or assets of XLI or any XLI Subsidiary to any person or entity (other than Oak or Pixel). Notwithstanding anything to the contrary contained in the immediately preceding sentence, XLI shall not be prohibited from (x) furnishing information pursuant to a written confidentiality agreement to a third party who has initiated contact with XLI regarding a BONA FIDE unsolicited XLI Transaction Proposal under circumstances not constituting a breach of the provisions of clause (a) of this Section 6.1.5 (a "PERMITTED XLI CONTACT"), (y) engaging in discussions or negotiations with a third party who has initiated a Permitted XLI Contact regarding an XLI Transaction Proposal or (z) following receipt of an XLI Transaction Proposal taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise make disclosure to its stockholders, but in each case referred to in the foregoing clauses (x) through (z) only to the extent that the Board of Directors of XLI shall have concluded in good faith in the exercise of its fiduciary duties, after consultation with its outside counsel and financial advisor, that such actions are more likely than not to result in a BONA FIDE XLI Transaction Proposal, the terms of which would be more favorable to XLI Stockholders than the Merger (a "SUPERIOR XLI PROPOSAL"). XLI shall immediately notify Oak and Pixel of and shall disclose to Oak and Pixel all details of, any inquiries, discussions or negotiations of the notice described in this Section 6.1.5, and if XLI receives an XLI Transaction Proposal, XLI shall within one business day of its receipt of such proposal inform Oak and Pixel of the terms and conditions of such proposal and identity of the person making it. Immediately from and after the date of this Agreement, XLI shall cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any XLI Transaction Proposal. Any confidentiality agreement entered into with any person or entity (other than Oak or Pixel) in accordance with the provisions of this Section 6.1.5 shall require that any non-public information concerning the business, properties or assets of XLI or any XLI Subsidiary shall be kept confidential by the recipient of such information, shall not be used by the recipient of such information other than for purposes of conducting a due diligence investigation of XLI, and shall be returned to XLI upon consummation of the Merger pursuant to this Agreement.

          6.1.6 ACCESS. XLI shall, between the date hereof and the Effective Date, give Oak's and Pixel's representatives full access, during normal business hours and upon reasonable notice, to all of XLI's assets, properties, books, records, agreements and commitments, and furnish Oak's and Pixel's representatives during such period with all such information concerning XLI affairs as Oak and Pixel may reasonably request; provided, however, that Oak and Pixel and their Related Parties and agents will hold in strict confidence all documents and information concerning XLI so furnished, and, if the transactions contemplated in this Agreement shall not be consummated, such confidence shall be maintained and all such documents shall immediately thereafter be returned to XLI.

          6.1.7 CONDUCT OF BUSINESS OF XLI PENDING THE MERGER. XLI covenants and agrees that, between the date of this Agreement and the Effective Time, XLI shall, and XLI shall cause the business of any XLI Subsidiary to be conducted only in, and XLI and the XLI Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice, and XLI shall use all reasonable efforts to preserve substantially intact the business organization of XLI and the XLI Subsidiaries, to keep available the services of the present officers, employees and consultants of XLI and the XLI Subsidiaries, and to preserve the present relationships of XLI and the XLI Subsidiaries with customers, suppliers and other persons with which XLI or any XLI Subsidiary has significant business relations. XLI and the Party Stockholders further consent and agree that XLI shall refrain from taking any



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 35

action prior to the Effective Time that would result in a breach by XLI of any representation or warranty contained in Section 4.16 (Business Changes).

          6.1.8 NOTICE DELIVERY REQUIREMENTS. XLI shall timely provide any notices required to be delivered by XLI to holders of XLI Stock or outstanding stock options, warrants, convertible notes, convertible securities or other rights with respect to the transactions described herein (including, without limitation, any notices required to be given to holders of outstanding IPO Warrants, Class A Warrants, Private 1995 Warrants, Private 1996 Warrants or XLI Notes), under the terms of the agreements governing the same.

          6.1.9 COOPERATION OF XLI. XLI shall cooperate with Pixel in obtaining any consents or approvals of third parties relating to contracts, licenses, leases and other instruments material to the business of XLI, including any consents or approvals required in connection with the merger of XLI into Pixel. XLI further covenants and agrees to execute and deliver or cause to be executed and delivered all deeds and instruments of assignment requested by Oak or Pixel, including instruments of assignment for any patent, trademark or copyright of XLI, and to take or cause to be taken such further or other action as Oak or Pixel may deem necessary or desirable in order to vest in and confirm to Pixel title to and possession of any property of XLI acquired or to be acquired by Pixel in connection with the merger of XLI with and into Pixel, and otherwise to carry out the intent and purpose of such merger.

     6.2 OAK, PIXEL AND SUB COVENANTS. Oak, Pixel and Sub covenant with XLI, as an inducement to enter into this Agreement, that:

          6.2.1 SUB AUTHORIZATION. Prior to the Effective Date, Pixel, as sole stockholder of Sub, will take all action necessary or advisable for the consummation of the Merger by Sub and the carrying out by Sub of the transactions contemplated hereby.

          6.2.2 MAINTENANCE OF XLI OPERATIONS. Until the earlier of December 31, 2000 or payment in full by Oak of the amount of Contingent Cash due to the XLI Stockholders under Section 2.4.4 (Contingent Cash), XLI shall be maintained as a subsidiary or a separate division of Pixel. In addition, Oak and Pixel agree that until such time as Oak's obligations under Section 2.6 (Payment of Contingent Cash) have terminated, separate income statement and financial ledgers will be maintained with respect to the operations of XLI and the calculation of Gross XLI Product Revenues. During the term of the employment of D'Amelio pursuant to the Employment Agreement to be entered into by and between Pixel and D'Amelio, D'Amelio shall submit to the President of Pixel for the review and approval of Pixel, prior to any funding of XLI operations by Pixel, an operating budget for XLI for each calendar quarter of XLI; provided, however, that nothing contained in this Section 6.2.2 (Maintenance of XLI Operations) or in any such operating budget shall obligate Pixel to fund the operations of XLI.

          6.2.3     PAYMENT BY OAK OF CERTAIN XLI ACCOUNTS PAYABLE.  Subject to
Section 9 (Post-Closing Adjustment), Oak covenants and agrees to pay within thirty (30) days following the Effective Date those accounts payable of XLI set forth on Exhibit "I" hereto; provided, however, that Oak shall have no obligation to pay any amounts due with respect to the XLI Subordinated Notes, unless XLI shall have entered into written agreements with the holders of such XLI Subordinated Notes, prior to the Effective Date, providing for payment to such XLI Subordinated Note holders solely of amounts of principal due with respect to such XLI Subordinated Notes, and acknowledging forgiveness of any interest due on the



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 36

principal amount of such XLI Subordinated Notes or any penalties due under the terms of such Subordinated Notes.

          6.2.4 OAK OPTIONS. On the first business day of the first month after the Effective Date Oak shall submit to the Compensation Committee of its Board of Directors a request that Oak grant XLI's eligible employees options to purchase Oak Common Stock under the Oak 1994 Stock Option Plan in accordance with the guidelines adopted by such Committee for the granting of stock options.

                        SECTION 7.  CONDITIONS TO MERGER.

     7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE TRANSACTION. The respective obligations of each party to effect the transaction shall be subject to the satisfaction on or prior to the Effective Date of the following conditions:

          7.1.1 STOCKHOLDER APPROVAL. The transaction shall have been approved and adopted by the required affirmative vote or written consent of the stockholders of Sub and XLI, and, if outstanding, any other voting securities of Sub and XLI required to vote on the transaction.

          7.1.2 GOVERNMENT APPROVAL. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

          7.1.3 LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transaction shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking the imposition against XLI, Oak or Pixel of substantial damages if the transaction is consummated, shall be pending which, in the good faith judgment of XLI's, Oak's or Pixel's Board of Directors (acting upon advice of their respective outside counsel) has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such order or injunction lifted.

          7.1.4 STATUTES. No statute, rule or regulation shall have been enacted by the government of the United States or any state or agency thereof which would make the consummation of the transaction illegal.

          7.1.5 CARLEY CORPORATION. The parties shall have agreed on a mutually acceptable satisfaction of XLI's obligations to Carley Corporation pursuant to that certain Agreement dated January 15, 1990 between Carley Corporation and XLI, as amended by the First, Second, Third, Fourth and Fifth Agreement Amendments thereto (the "EXISTING CARLEY AGREEMENT"), and Pixel shall have entered into an agreement with Carley Corporation, the terms of which are satisfactory to Oak and Pixel in their sole discretion. Pixel shall pay Five Hundred Thousand Dollars ($500,000) of XLI's obligations to Carley Corporation provided that the royalty rates specified in Section 4 of the Fifth Agreement Amendment are reduced from fifteen percent (15%) to eleven percent (11%) as of the Effective Time.



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 37

     7.2 CONDITIONS TO OAK'S, PIXEL'S AND SUB'S OBLIGATIONS. The obligations of Oak, Pixel and Sub under this Agreement are subject to the fulfillment on or before the Effective Date of each of the following conditions:

          7.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of XLI contained in Section 4 (Representations and Warranties of XLI) shall be true on and as of the Effective Date with the same force and effect as if they had been made at the Effective Date.

          7.2.2 PERFORMANCE OF OBLIGATIONS OF XLI. XLI shall have performed in all material respects all obligations required to be performed by it prior to the Effective Date, and Oak and Pixel shall have received a certificate signed by the President and by the Chief Financial Officer of XLI to such effect. Such certificate shall attach or reference all of the lists and schedules delivered by XLI to Oak pursuant to Section 4.28 (Additional Disclosure) and shall describe any amendments or changes to such lists or schedules after the date of their delivery.

          7.2.3 OPINION OF XLI'S COUNSEL. Oak and Pixel shall have received an opinion dated the Effective Date of Warner & Stackpole LLP, counsel to XLI, substantially in the form of Exhibit "J" attached hereto.

          7.2.4 NON-COMPETE AND CONFIDENTIALITY AGREEMENTS. Each Party Stockholder, and any employee of XLI who holds, or will hold immediately prior to the Effective Time, any shares of the capital stock of XLI, shall have executed and delivered to Oak and Pixel Non-Compete Agreements, substantially in the form of Exhibit "K" attached hereto, and any employees of XLI who become employees of Pixel shall have executed and delivered to Oak Confidentiality Agreements, substantially in the form of Exhibit "L" attached hereto.

          7.2.5 SATISFACTORY FORM OF LEGAL AND ACCOUNTING MATTERS. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to Oak's and Pixel's counsel.

          7.2.6 NO MATERIAL ADVERSE CHANGES. The business, properties or operations of XLI shall not have been adversely affected in any material way as a result of any fire, accident or other casualty or any labor disturbance or act of God. There shall not have occurred any material adverse change since September 30, 1997 in the business, properties, results of operations or business or financial condition or prospects of XLI. The consequences of any action or of actions not taken by XLI at the specific written request of Oak or Pixel, which otherwise would not have been in the usual and ordinary course of business of XLI, shall not be deemed to be a material adverse event of XLI.

          7.2.7 CONDITIONS FULFILLED. Oak and Pixel shall have received a certificate of the President of XLI to the effect that all conditions in this
Section 7.2 (Conditions to Oak's, Pixel's and Sub's obligations) to Oak's, Pixel's and Sub's obligations under this Agreement have been satisfied or waived by Oak, Pixel and Sub.

          7.2.8 BOARD AND STOCKHOLDER RESOLUTIONS. Oak and Pixel shall have received resolutions of the Board of Directors of XLI approving this Agreement and the transactions contemplated herein and resolutions of XLI's Stockholders approving this Agreement, the Merger and appointing the Stockholder Representatives, certified by the Secretary of XLI.



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 38

          7.2.9 APPRAISAL RIGHTS. The holders of no more than two percent (2%) of all shares of the capital stock of XLI shall have requested appraisal of their shares under Section 262 of the Delaware General Corporation Law.

          7.2.10 THIRD-PARTY APPROVALS. Any and all consents or approvals required from third parties relating to contracts, licenses, leases and other instruments, material to the business of XLI shall have been obtained, including consents and approvals required to be obtained in connection with the merger of XLI with and into Pixel.

          7.2.11 XLI STOCK AND SHARE EQUIVALENTS. Oak and Pixel shall have received a certificate signed by the President and by the Chief Financial Officer of XLI to the effect that there are no options, warrants, convertible notes, convertible securities or other rights to acquire shares of the capital stock of XLI outstanding as of the Effective Time, other than the XLI Warrants. Such certificate shall attach a list of the names and addresses of the holders of XLI Warrants, the number of shares of XLI Common Stock (including any shares of XLI Common Stock into which shares of XLI Preferred Stock are convertible) purchasable under the XLI Warrants held by each holder immediately prior to the Effective Time, the exercise price payable by each holder of XLI Warrants immediately prior to the Effective Time and the date of expiration of each XLI Warrant. Such certificate shall also attest to the number of shares of XLI Common Stock outstanding immediately prior to the Effective Time, including the number of shares of XLI Common Stock into which the shares of XLI Preferred Stock are convertible at the Effective Time, and shall include a list of such holders of XLI Common Stock and XLI Preferred Stock, their addresses of record and the number of shares of XLI Common Stock held by such holders, including holders of shares of XLI Preferred Stock that are convertible into shares of XLI Common Stock at the Effective Time.

          7.2.12 RESIGNATION OF XLI DIRECTORS AND OFFICERS. Oak and Pixel shall have received written resignations from the XLI directors and officers, stating that such directors' and officers' resignations shall be effective as of the Effective Time.

          7.2.13 BANK ACCOUNTS. The persons authorized to draw on the accounts maintained by XLI or any XLI Subsidiary at any bank, savings institution or mutual fund shall have been approved by Oak and Pixel, and all documentation required to effect any change in such authorization shall have been completed to Oak's and Pixel's reasonable satisfaction.

          7.2.14 EMPLOYMENT AGREEMENTS. Each of D'Amelio and Allen shall have executed and delivered to Pixel his Employment Agreement, and any employment agreement entered into by and between D'Amelio and XLI or Allen and XLI prior to the Effective Date shall have been terminated and be of no further force or effect; provided, further, that, except as set forth in Exhibit "I" to this Agreement, no amounts payable with respect to bonus, severance or other similar amounts under the terms of any employment agreement entered into by and between D'Amelio and XLI or Allen and XLI prior to the Effective Date shall be paid to D'Amelio or Allen in connection with the termination of any such employment agreement.

          7.2.15 XLI SUBORDINATED NOTES. The XLI Subordinated Notes shall have been amended to provide for the elimination of all interest due on the principal amounts outstanding under the XLI Subordinated Notes and the elimination of all prepayment penalties due in connection with the payment in full of the XLI Subordinated Notes.



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 39

          7.2.16 EXERCISE OF PRIVATE WARRANTS. All Private Warrants shall have been exercised on or prior to the Effective Date; provided, however, that the exercise of any Private Warrant may be conditioned upon closing of the Merger pursuant to this Agreement.

     7.3 CONDITIONS TO XLI'S OBLIGATIONS. The obligations of XLI under this Agreement are subject to the fulfillment on or before the Effective Date of each of the following conditions:

          7.3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Oak contained in Section 3 (Representations and Warranties of Oak) shall be true on and as of the Effective Date with the same force and effect as if they had been made at the Effective Date.

          7.3.2 PERFORMANCE OF OBLIGATIONS OF OAK AND PIXEL. Oak and Pixel shall have performed all obligations required to be performed by them prior to the Effective Date, and XLI shall have received a certificate signed by the President or the Chief Financial Officer of Oak or Pixel to such effect.

          7.3.3 OPINION OF OAK'S COUNSEL. XLI shall have received an opinion dated the Effective Date of Tomlinson Zisko Morosoli & Maser LLP, counsel to Oak and Pixel, substantially in the form of Exhibit "M" attached hereto.

          7.3.4 SATISFACTORY FORM OF LEGAL MATTERS. The form, scope and substance of all legal matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to counsel to XLI.

          7.3.5 CONDITIONS FULFILLED. XLI shall have received a certificate signed by the President or the Chief Financial Officer of Oak or Pixel to the effect that all conditions in this Section 7.3 (Conditions to XLI's obligations) to XLI's obligations under this Agreement have been satisfied or waived by XLI.

          7.3.6 BOARD AND STOCKHOLDERS RESOLUTIONS. XLI shall have received resolutions of the Oak and Pixel Boards of Directors approving this Agreement and the transactions contemplated herein certified by their respective Secretaries and resolutions of Sub's stockholder approving the Merger, certified by the Secretary of Sub.

          7.3.7 EMPLOYMENT AGREEMENTS. Pixel shall have executed and delivered to D'Amelio and Allen the Employment Agreements.

                 SECTION 8.  TERMINATION; AMENDMENT AND WAIVER.

     8.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date (whether before or after approval of the stockholders of Sub or XLI or both):

          8.1.1 by mutual consent of the respective Boards of Directors of Oak, Pixel, Sub and XLI.

          8.1.2     by Oak, Pixel and Sub if any of the conditions set forth in
Section 7.1 (Conditions to Each Party's Obligations to Effect the Transaction) or 7.2 (Conditions to Oak's, Pixel's and Sub's



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 40

Obligations) hereof shall not have been fulfilled on or prior to the date specified for fulfillment thereof, or shall have become incapable of fulfillment, and shall not have been waived on or before March 31, 1998.

          8.1.3 by XLI if any of the conditions set forth in Section 7.1 (Conditions to Each Party's Obligations to Effect the Transaction) or 7.3 (Conditions to XLI's Obligations) hereof shall not have been fulfilled on or prior to the date specified for fulfillment thereof, or shall have become incapable of fulfillment, and shall not have been waived on or before March 31, 1998.

          8.1.4 by any of Oak, Pixel, Sub or XLI if any action or proceeding before any court or other governmental body or agency shall have been instituted or threatened to restrain, modify or prohibit the Merger.

          8.1.5 by Oak, Pixel or Sub if, in the opinion of the Board of Directors of Oak, Pixel or Sub evidenced by a certified copy of resolutions of such Board filed with the other parties to this Agreement, the Merger is impractical or undesirable by reason of the fact that demands of Dissenting Stockholders of XLI to this Agreement for purchase of their shares are so great in amount as to render the Merger inadvisable.

          8.1.6 by Oak, Pixel, Sub or XLI if the Statutory Certificate of Merger shall not have been filed with the Secretary of State of the State of Delaware and if the Merger shall not have become effective, on or before March 31, 1998 (or such other later date as of the Boards of Directors of Oak, Pixel, Sub and XLI shall mutually approve).

          8.1.7 by XLI if prior to the consummation of the Merger (i) XLI receives a BONA FIDE written XLI Transaction Proposal from a third party, (ii) the Board of Directors of XLI determines in good faith pursuant to Section 6.1.5 (No Solicitation) that such XLI Transaction Proposal is a Superior XLI Proposal and (iii) XLI has provided Oak and Pixel with at least five (5) business days' prior written notice of such XLI Transaction Proposal, including a copy thereof, and of the determination of its Board of Directors referred to in clause (ii) above; provided, however, that a condition to the effectiveness of the termination of this Agreement and the abandonment of the Merger pursuant to this subsection 8.1.7 is the payment to Oak, as liquidated damages, the amount of the Termination Fee in same day funds. Such payment shall be made by wire transfer to an account designated by Oak. At Oak's sole option and upon written notice to XLI, the amount of the Termination Fee payable by XLI to Oak may be reduced by the amount of any royalties or other payments due to XLI by Oak or Pixel under the Technology License and Supply Agreement entered into between Pixel and XLI. The parties agree that the Termination Fee is a reasonable sum considering all the circumstances existing on the date of this Agreement, including the relationship of the sum to the range of harm to Oak and Pixel that reasonably could be anticipated and the anticipation that proof of actual damages would be costly or incorrect.

          8.1.8 by Oak for any reason, other than as provided in Sections 8.1.1, 8.1.2, 8.1.4, 8.1.5 or 8.1.6 above, upon payment to XLI, as liquidated damages, the amount of the Termination Fee in same day funds. The parties agree that the Termination Fee is a reasonable sum considering all the circumstances existing as of the date of this Agreement, including the relationship of the sum to the range of damage to XLI that reasonably could be anticipated and the anticipation that proof of actual damages would be costly or incorrect.



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 41

     8.2 EFFECT OF TERMINATION. In the event that this Agreement is terminated and the Merger herein abandoned as described above, this Agreement (except Sections 1 (Definitions), 6.1.6 (Confidentiality), 8 (Termination; Amendment and Waiver) and 12 (Miscellaneous) hereof) shall become void and of no force and effect, without any liability on the part of any of the parties hereto (or their respective stockholders, directors, officers or attorneys) under this Agreement; provided that such termination shall not affect any existing agreement between any of the parties hereto, including, without limitation, the Technology License and Supply Agreement between Pixel and XLI, except as provided in Sections 8.1.7 and 8.1.8 above.

     8.3  AMENDMENT AND WAIVER.

          8.3.1 Oak, Pixel, Sub and XLI may, by written agreement among them authorized by their respective Boards of Directors, amend this Agreement or the Statutory Certificate of Merger at any time prior to the Effective Date, provided that, after the earlier of the Sub or XLI stockholders consents, no amendment shall be made that changes the terms of this Agreement or the Statutory Certificate of Merger in a way that is materially adverse to the stockholders who have approved the transactions, unless such amendment is approved by such stockholders. Any amendment to this Agreement entered into subsequent to the Effective Date shall be approved by the Stockholder Representatives instead of by XLI or the stockholders of XLI.

          8.3.2 Any condition to the performance of Oak, Pixel, Sub or XLI which may legally be waived at or prior to the Effective Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by the Board of Directors of the waiving party.

                      SECTION 9.  POST-CLOSING ADJUSTMENT.

     9.1 POST-CLOSING AUDIT. Oak shall have thirty (30) days following the Effective Date to conduct an audit ("POST CLOSING AUDIT") of the Closing Balance Sheet of XLI. At Oak's sole option, Oak may consult with KPMG Peat Marwick, or such other accountants as are acceptable to Oak, in performing such Post-Closing Audit. Such Post-Closing Audit shall be conducted in accordance with generally accepted accounting principles applied on a consistent basis as of the date of XLI's Closing Balance Sheet.

     9.2  CONTINGENT CASH ADJUSTMENT.  If the audit performed pursuant to
Section 9.1 (Post-Closing Audit) establishes that the Net Deficit of XLI as of the date of the Closing Balance Sheet is greater than Eight Hundred Twenty-Five Thousand Dollars ($825,000) then the amounts otherwise payable under Section 2.6 above (Payment of Contingent Cash) shall be reduced by the amount of such shortfall (a "CONTINGENT CASH ADJUSTMENT"). Written notice of any Contingent Cash Adjustment shall be provided to the Stockholder Representatives promptly following Oak's receipt of the Post-Closing Audit.

                   SECTION 10.  NON-RECOURSE INDEMNIFICATION.

     10.1 INDEMNITY. All XLI Stockholders, effective on the Effective date, and, in the case of any holders of XLI Warrants who become XLI Stockholders (as such term is defined in Section 1.72 hereof), effective as of the date such holders of XLI Warrants become XLI Stockholders (collectively referred to hereafter as the "INDEMNIFYING STOCKHOLDERS"), agree, jointly and severally, to indemnify and hold Oak and Pixel harmless against all claims, losses, liabilities, damages, deficiencies, costs, interest, penalties and expenses, including reasonable attorneys' fees and expenses of investigation (hereafter individually a "LOSS" and collectively "LOSSES") incurred by Pixel or Oak as a result of (i) any inaccuracy of a representation or



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 42

breach of any warranty contained herein or in any schedule, exhibit or other document delivered pursuant hereto by XLI or the Stockholder Representatives,
(ii) any failure of XLI or the Stockholder Representatives to perform or comply with any covenant contained herein or in any schedule, exhibit or other document delivered pursuant hereto, or (iii) any inaccuracy in any certificate or other information delivered by XLI or the Stockholder Representatives pursuant to
Section 7.2.11 of this Agreement (XLI Stock and Share Equivalents), Section
4.4.2 of the Escrow Agreement or Section 4 of the Exchange Agreement. In addition, the Indemnifying Stockholders agree, jointly and severally, to indemnify and hold Oak and Pixel harmless against all losses which may be sustained or incurred by Pixel, its subsidiaries, affiliates, sublicensees or customers as a result of any claim or claims that any Carley Technology, any documentation, any product (to the extent of the Carley Technology or documentation contained therein or practiced thereby) or any Carley Right infringes or violates any patent, copyright, trade secret or other proprietary right of any third party. Payments with respect to XLI Dissenting Stockholders shall not constitute a "Loss" hereunder. The term "Loss" shall not include any changes to the financial statements (including balance sheet valuations) of XLI caused by a change in accounting methods used after the Effective Time of the Merger as opposed to those used by XLI before the Effective Time of the Merger. This limitation of the definition of Loss shall not apply to Losses caused as a result of XLI's failure to prepare the financial statements of XLI in accordance with generally accepted accounting principles consistently applied.

     10.2 THRESHOLD. Notwithstanding anything herein to the contrary, the Indemnifying Stockholders shall be liable and shall be obligated with respect to the indemnity provided herein only to the extent that claims individually or in the aggregate exceed Fifty Thousand Dollars ($50,000), provided that once such claims exceed Fifty Thousand Dollars ($50,000), the Indemnifying Stockholders shall be responsible for the first Fifty Thousand Dollars ($50,000) of such claims.

     10.3 DEFENSE. Oak and Pixel agree to give the XLI Stockholder Representatives written notice of any claim or assertion of which they have knowledge concerning any liability as to which they may request indemnification hereunder. Each party will cooperate with the other in determining the validity of any such claim or assertion. Upon obtaining knowledge of the institution of any action, proceeding or other event which could give rise to a claim of indemnity pursuant to this Section 10, Oak or Pixel shall promptly give written notice to the XLI Stockholder Representatives. If such claim or demand relates to a claim or demand asserted by a third party, the XLI Stockholder Representatives shall have the right at their expense to employ counsel to defend such claim or demand and Oak and Pixel shall have the right, but not the obligation, to participate in the defense of any such claim or demand. So long as the XLI Stockholder Representatives are defending such claim or demand in good faith, Oak and Pixel will not settle such claim or demand without the consent of the XLI Stockholder Representatives, which consent shall not be unreasonably withheld. Oak and Pixel shall make available to the XLI Stockholder Representatives all records and other materials reasonably required by them in contesting a claim or demand asserted by a third party against Oak or Pixel and shall cooperate in the defense thereof.

     10.4 TERM. The indemnity obligations of the Indemnifying Stockholders shall survive the Effective Date and shall remain in effect until the later of March 31, 2001 or the date on which the final payment of any Contingent Cash is payable pursuant to Section 2.6 (Payment of Contingent Cash).

     10.5 NON-RECOURSE INDEMNITY.  With respect to amounts due under this
Section 10 (Non-Recourse Indemnification), Oak and Pixel shall have no recourse against the XLI Stockholders personally and Oak and Pixel shall be entitled solely to a right of set-off against amounts otherwise payable under Section 2.6



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 43

(Payment of Contingent Cash). It is the intent of the parties that the sole recourse of Oak and Pixel with respect to amounts due under this Section 10 (Non-Recourse Indemnification) shall be to withhold payments otherwise due to the XLI Stockholders as part of the Contingent Cash payments under Section 2.6 (Payment of Contingent Cash). Oak and Pixel shall not have recourse to amounts already paid to the XLI Stockholders under Section 2.6 (Payment of Contingent
Cash), but shall be entitled to withhold payments otherwise due to the XLI Stockholders in the future as Contingent Cash under Section 2.6 (Payment of Contingent Cash).

      SECTION 11.  PROVISIONS RELATING TO THE STOCKHOLDER REPRESENTATIVES.

     11.1 APPOINTMENT OF STOCKHOLDER REPRESENTATIVES. By virtue of the affirmative vote approving the Merger and this Agreement, the XLI Stockholders shall irrevocably appoint the Stockholder Representatives to act as attorneys-in-fact of the XLI Stockholders with authority to make all decisions on behalf of the Stockholders with respect to any matters upon which the Stockholder Representatives are authorized to act under this Agreement, including without limitation, any payments to be made under Section 2.6 (Payment of Contingent
Cash), any adjustments thereto under this Agreement, any claims for indemnification under Section 10 (Non-Recourse Indemnification) and any amendments to this Agreement under Section 8.3.1 hereof, and any decisions of the Stockholder Representatives with respect to any of such matters shall be final and binding on the XLI Stockholders as if expressly confirmed in writing by each of them.

     11.2 ACTIONS AND INSTRUCTIONS OF STOCKHOLDER REPRESENTATIVES. Any action required to be taken, or notice or instructions required to be given, to Oak, the Escrow Agent or the Exchange Agent under this Agreement, the Escrow Agreement or the Exchange Agreement may be taken or given by a majority of the Stockholder Representatives; provided, however, that less than a majority of the Stockholder Representatives may take such action or give such notice or instructions upon delivery to Oak, the Escrow Agent or the Exchange Agent, as the case may be, of a notice signed by a majority of the Stockholder Representatives stating that any action may be taken and any notice or instructions may be given to Oak, the Escrow Agent or the Exchange Agent, as the case may be, by the number of Stockholder Representatives specified in such notice. If for any reason there is only one Stockholder Representative at any time, then Oak, the Escrow Agent and the Exchange Agent, as the case may be, shall be entitled to rely on any action taken by, or notice or instructions given by, such Stockholder Representative. Written notice of any resignation or removal of a Stockholder Representative, or any appointment of a successor Stockholder Representative, shall be promptly provided to Oak, the Escrow Agent and the Exchange Agent.

                           SECTION 12.  MISCELLANEOUS.

     12.1 GOVERNING LAWS. IT IS THE INTENTION OF THE PARTIES HERETO THAT THE INTERNAL LAWS OF THE STATE OF DELAWARE, U.S.A. (IRRESPECTIVE OF ITS CHOICE OF LAW PRINCIPLES) SHALL GOVERN THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO. THE PARTIES HEREBY EXCLUDE THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS FROM THIS AGREEMENT.



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Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 44

     12.2 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto. This Agreement shall not be assigned by any party without the prior written consent of the other parties hereto.

     12.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     12.4 ENTIRE AGREEMENT. This Agreement and the Technology License and Supply Agreement, the exhibits and schedules hereto and thereto, the documents referenced herein and therein, and the exhibits and schedules thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     12.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

     12.6 EXPENSES. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto, including without limitation fees to investment bankers, lawyers, accountants and appraisers. Such expenses will have been accrued, but not necessarily paid, by XLI, by the date of the Closing Balance Sheet.

     12.7 OTHER REMEDIES. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

     12.8 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     12.9 NOTICES. Whenever any party hereto desires or is required to give any notice, demand or request with respect to this agreement, each such communication shall be in writing and shall be given or made by, telecopy, telegraph, cable, mail or other delivery and telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the addresses specified below:

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 45


     XLI:                               Xerographic Laser Images Corporation
                                        101 Billerica Avenue
                                        5 Billerica Park
                                        North Billerica, MA 01862
                                        Attn:       Mr. Anthony D. D'Amelio
                                        Telecopier: (978) 670-8835


     If to XLI, with a copy to:         Warner & Stackpole LLP
                                        75 State Street
                                        Boston, MA  02109
                                        Attn:       Michael A. Hickey, Esq.
                                        Telecopier: (617) 951-9151

     Party Stockholders:                To the addresses set forth on the
                                        signature pages hereto.

     Stockholder
     Representatives:                   c/o Xerographic Laser Images
                                        101 Billerica Avenue
                                        5 Billerica Park
                                        North Billerica, MA  01862
                                        Attn:       Mr. Anthony D. D'Amelio
                                        Telecopier: (978) 670-8835

     Oak, Pixel or Sub:                 Oak Technology, Inc.
                                        139 Kifer Court
                                        Sunnyvale, CA  94086
                                        Attn:       Shawn M. Soderberg,
                                        General Counsel
                                        Telecopier:  (408) 774-5337

     If to Oak, Pixel or Sub,
     with a copy to:                    Tomlinson Zisko Morosoli & Maser, LLP
                                        200 Page Mill Road, Second Floor
                                        Palo Alto, CA  94306
                                        Attn:  Timothy Tomlinson, Esq.
                                        Telecopier:  (650) 324-1808


     Except as may be otherwise provided elsewhere in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier with verified receipt by the receiving telecopier, when delivered to the telegraph or cable office, when personally delivered, or in the case of a mailed notice, five (5) days after being deposited in the United States certified or registered mail, postage prepaid. Any party may change its address for such communications by giving notice thereof to the other parties in conformance with this Section 12.9 (Notices).

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 46

     12.10 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. A reference in this Agreement to any Section shall include a reference to every Section the number of which begins with the number of the Sections to which reference is specifically made (E.G., a reference to Section 5.8 shall include a reference to Sections 5.8.1 and 5.8.2.1). The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

     12.11 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

     12.12 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party, to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

     12.13 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended nor shall be interpreted to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or Related Party of any party hereto or any other person; unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     12.14 OBLIGATIONS TO EMPLOYEES. XLI, Pixel and Oak hereby acknowledge that none of such parties will, on the Effective Date, have any employment obligations to any officer, director or employee of any of them extending beyond the Effective Date except as set forth in a writing signed by an officer of the party to be bound.


                           [INTENTIONALLY LEFT BLANK]

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 47


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below and this Agreement shall be effective as of the date first hereinabove written.


                                     OAK TECHNOLOGY, INC.


Date:  January 29, 1998              By:   /s/ David Tsang
                                        -------------------------------
                                          David Tsang
                                          Chief Executive Officer


                                     OTI ACQUISITION CORPORATION


Date:  January 29, 1998              By:   /s/ Peter D. Besen
                                        -------------------------------
                                          Peter D. Besen
                                          President


                                     PIXEL MAGIC, INC.


Date:  January 29, 1998              By:   /s/ Peter D. Besen
                                        -------------------------------
                                          Peter D. Besen
                                          President


                                     XEROGRAPHIC LASER IMAGES
                                     CORPORATION


Date:  January 29, 1998              By:   /s/ Anthony D. D'Amelio
                                        -------------------------------
                                          Anthony D. D'Amelio
                                          Chief Executive Officer


                       [SIGNATURES CONTINUED ON NEXT PAGE]

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 48

                                     PARTY STOCKHOLDERS


Date:     January 29, 1998             /s/ Daniel J. Allen
                                     -------------------------------
                                     Daniel J. Allen
                                     Address:



Date:     January 29, 1998            /s/ Adam L. Carley
                                     -------------------------------
                                     Adam L. Carley
                                     Address:



Date:     January 29, 1998            /s/ Anthony D. D'Amelio
                                     -------------------------------
                                     Anthony D. D'Amelio
                                     Address:



Date:     January 29, 1998            /s/ Joseph L. Katz
                                     -------------------------------
                                     Joseph L. Katz
                                     Address:



                                     RESEARCH INVESTMENT TRUST


Date:     January 29, 1998           By:   /s/ Joseph L. Katz
                                        -------------------------------
                                          Joseph L. Katz, Trustee
                                          Address:



Date:     January 29, 1998            /s/ Roger F. Salava
                                     -------------------------------
                                     Roger F. Salava
                                     Address:



Date:     January 29, 1998            /s/ James L. Salerno
                                     -------------------------------
                                     James L. Salerno
                                     Address:



                       [SIGNATURES CONTINUED ON NEXT PAGE]

Oak Technology, Inc.
Pixel Magic / XLI
Plan of Reorganization and Agreement of Merger
Page 49

                                     PARTY STOCKHOLDERS
                                     (CONTINUED)


Date:     January 29, 1998            /s/ Vincent J. Spoto
                                     -------------------------------
                                     Vincent J. Spoto
                                     Address:



ACKNOWLEDGED AND AGREED:



                                     STOCKHOLDER REPRESENTATIVES


Date:     January 29, 1998            /s/ Daniel J. Allen
                                      -------------------------------
                                      Daniel J. Allen
                                      Address:


Date:     January 29, 1998            /s/ Adam L. Carley
                                     -------------------------------
                                      Adam L. Carley
                                      Address:



Date:     January 29, 1998            /s/ Anthony D. D'Amelio
                                     -------------------------------
                                     Anthony D. D'Amelio
                                     Address:



Date:     January 29, 1998            /s/ Joseph L. Katz
                                     -------------------------------
                                     Joseph L. Katz
                                     Address:



Date:     January 29, 1998           /s/ Vincent J. Spoto
                                     -------------------------------
                                     Vincent J. Spoto
                                     Address: